UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Potbelly Corporation

(Name of registrant as specified in its charter)

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April 2, 2019

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders (including any adjournments or postponements thereof, the “Annual Meeting”) on May 16, 2019. We will hold the meeting at 8:00 a.m., local time, at the Potbelly Corporation corporate offices located at 111 North Canal Street, 16th Floor, Chicago, Illinois 60606. Included with this letter are the notice of annual meeting of shareholders, a proxy statement detailing the business to be conducted at the Annual Meeting, and a proxy card. You may also find electronic copies of these documents online at www.proxyvote.com.

Regardless of whether you plan to be with us at the Annual Meeting, it is important that your voice be heard. Please vote promptly by following the instructions in this Proxy Statement or in the Notice of Internet Availability of Proxy Materials that was sent to you.

Sincerely,

Pete Bassi Chairman of the Board	Alan Johnson President and Chief Executive Officer

111 North Canal Street, Suite 850

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

TO BE HELD ON MAY 16, 2019

To our Shareholders:

The 2019 Annual Meeting of Shareholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Potbelly Corporation (the “Company”) will be held on May 16, 2019, at 8:00 a.m. local time, at the Potbelly Corporation corporate offices located at 111 North Canal Street, 16th Floor, Chicago, Illinois 60606 for the following purposes:

1.	to elect seven director nominees to serve on the Board of Directors for a term of one year or until their successors are duly elected or appointed and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 29, 2019;

3.	to vote, on a non-binding, advisory basis, on a resolution to approve the 2018 compensation of our named executive officers;

4.	to vote, on a non-binding, advisory basis, on the frequency of future advisory votes to approve named executive officer compensation;

5.	to approve the Potbelly Corporation 2019 Long-Term Incentive Plan; and

6.	to transact any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors (the “Board”) has set the close of business on March 26, 2019 as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the shareholders of record as of the record date will be available for inspection by shareholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of American Stock Transfer & Trust Company LLC, the Company’s independent share transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be available for inspection by shareholders at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. EVEN IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR PROXY BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN PROXY MATERIALS, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 16, 2019: The Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 30, 2018 are available at www.proxyvote.com.

By order of the Board of Directors,

Matthew Revord

Senior Vice President, Chief Legal Officer, Chief People Officer and Secretary

April 2, 2019

IMPORTANT

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE THE PROXIES YOU APPOINTED CAST YOUR VOTES.

PROXY STATEMENT

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PROXY STATEMENT SUMMARY

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or “Board”) of Potbelly Corporation, a Delaware corporation (the “Company”), is using this Proxy Statement to solicit your proxy for use at our 2019 Annual Meeting of Shareholders (including any postponements or adjournments thereof, the “Annual Meeting”). References in this Proxy Statement to “Potbelly,” the “Company,” “we,” “us,” “our” and similar terms refer to Potbelly Corporation.

We are sending this Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 (collectively, the “Proxy Materials”) on or about April 2, 2019, to our shareholders of record as of the close of business on March 26, 2019, the record date. Shareholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. As of the record date, 24,100,611 shares of our common stock, $0.01 par value per share, were outstanding. Shareholders are entitled to one vote for each share of common stock held. A majority of these shares present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

Date and Time	Location	Record Date
Thursday, May 16, 2019 8:00 a.m., Central Time	Potbelly Corporation 111 North Canal Street, 16th Floor Chicago, Illinois 60606	March 26, 2019

Matters to be Voted on at the Annual Meeting and Board Recommendations

Proposals	Board Voting Recommendation	Page Reference (for more detail)

1: Election of seven director nominees to serve on the Board for a term of one year	FOR EACH DIRECTOR NOMINEE	20

2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019	FOR	21

3: Advisory vote on a non-binding resolution to approve our 2018 named executive officer compensation	FOR	23

4: Advisory vote regarding the frequency of future advisory votes to approve named executive officer compensation	EVERY YEAR	24

5: Approval of the Potbelly Corporation 2019 Long-Term Incentive Plan	FOR	25

PROXY STATEMENT SUMMARY

2018 Board Highlights

The following tables provide summary information about our current Board of Directors. Pete Bassi, Ann-Marie Campbell and Harvey Kanter are currently members of the Board of Directors but have decided not to stand for re-election, and therefore are not director nominees. The Board anticipates appointing Dan Ginsberg to the role of Chairman of the Board once Mr. Bassi’s current term has ended at the Annual Meeting. Mr. Ginsberg has been a member of our Board of Directors since 2014 and currently is a member of the Audit Committee and of the Nominating and Corporate Governance Committee.

Name	Age	Director Since	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Pete Bassi Independent Chairman of the Board	69	2009			Chair
Joe Boehm Independent	32	2017			✓
Ann-Marie Campbell Independent	53	2014		Chair
Susan Chapman-Hughes Independent	50	2014	Chair		✓
Sue Collyns Independent	52	2018	✓
Dan Ginsberg Independent	66	2014	✓		✓
Marla Gottschalk Independent	58	2009	✓	✓
Alan Johnson President and Chief Executive Officer	59	2017
Harvey Kanter Independent	57	2015		✓
Ben Rosenzweig Independent	33	2018		✓

Strong Board Refreshment Strong Board Diversity

Summary of Corporate Governance Highlights

Nine of ten current directors (and six of seven nominees) are independent. Our CEO is the only management director.

Independent Chairman of the Board who is elected by the independent directors. The independent directors regularly meet in executive session without management present.

All Board committees are comprised only of independent directors.

Our classified board has been phased out and all directors are now elected for a one-year term.

Robust director and executive stock ownership guidelines.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important notice regarding the Internet availability of proxy materials for the Annual Meeting

This Proxy Statement, the proxy card and our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 are available online at www.proxyvote.com. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders of record as of the close of business on March 26, 2019, the record date. All shareholders will have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials (www.proxyvote.com) or to request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form or by email on an ongoing basis by calling 1-800-579-1639 or via email to sendmaterial@proxyvote.com.

Why am I receiving these materials?

Our Board of Directors is soliciting proxies in connection with the Annual Meeting. The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, the Company’s officers and other employees may, without being additionally compensated, solicit proxies personally and by mail, telephone or electronic communication. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. On or about April 2, 2019, we expect to begin mailing these proxy materials to shareholders of record as of the close of business on March 26, 2019, the record date.

You are receiving this Proxy Statement as a shareholder of the Company. We request that you promptly use the enclosed proxy card to vote, by telephone, Internet, or mail, in the event you desire to express your support of or opposition to the proposals.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 5, AND “EVERY YEAR” FOR PROPOSAL 4.

Where and when is the Annual Meeting?

We will hold the Annual Meeting on May 16, 2019, at 8:00 am, Central Time, at the Potbelly Corporation corporate offices located at 111 North Canal Street, 16th Floor, Chicago, Illinois 60606.

What am I being asked to vote on at the Annual Meeting?

We are asking our shareholders to consider the following proposals at the Annual Meeting:

•	Proposal 1: the election of seven director nominees to serve on the Board of Directors for a term of one year or until their successors are duly elected or appointed and qualified.

•	Proposal 2: the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 29, 2019.

•	Proposal 3: a non-binding, advisory vote on a resolution to approve our 2018 named executive officer compensation.

•	Proposal 4: a non-binding, advisory vote regarding the frequency of future advisory votes to approve named executive officer compensation.

•	Proposal 5: the approval of the Potbelly Corporation 2019 Long-Term Incentive Plan.

•	Proposal 6: any other business properly introduced at the Annual Meeting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who can vote?

Shareholders of record at the close of business on March 26, 2019, the record date, may vote at the Annual Meeting.

As of the record date, there were 24,100,611 shares of our common stock outstanding.

How many votes do I have?

You have one vote for each share of our common stock that you owned as of the record date. These shares include shares held by you as a “shareholder of record” and as a “beneficial owner.”

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, you are considered the “shareholder of record” with respect to those shares. We have sent these proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded these proxy materials to you. Because only shareholders of record are entitled to vote at the Annual Meeting, as the beneficial owner, you must direct your broker, bank or other nominee on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or the Internet.

What is a proxy?

If you legally designate another person to vote the shares you own at a meeting of shareholders according to your instruction, that person is your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers to serve as proxies for the Annual Meeting. These officers are Alan Johnson and Matthew Revord.

How can I vote my shares?

Shareholders of Record. Shareholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Internet - You may vote your shares online via the Internet by following the instructions provided on the enclosed proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 15, 2019.

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By Telephone - You may vote your shares by touch-tone telephone by calling the toll-free number on the enclosed proxy card. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 15, 2019.

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By Mail (if you received a paper copy of the proxy materials by mail) - You may vote your shares and submit your proxy by completing, signing and dating your proxy card and returning it in the reply envelope included with these proxy materials.

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In Person - You may attend the Annual Meeting and vote your shares in person by completing a ballot. Attending the Annual Meeting without completing a ballot will not count as a vote. If you choose to vote in person, you must bring to the Annual Meeting proof of identification and either your Notice Regarding of Internet Availability of Proxy Materials or proxy card showing your control number. You are encouraged to complete, sign and date the proxy card and mail it in the enclosed postage pre-paid envelope regardless of whether or not you plan to attend the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive a voting instruction form from your bank, broker or other nominee.

Your bank, broker or other nominee will not vote your shares on Proposals 1, 3, 4 or 5 unless you provide them instructions on how to vote your shares. You should instruct your bank, broker or other nominee how to vote your shares by following the

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

directions provided by your bank, broker or other nominee. Alternatively, you may obtain a “legal proxy” from your bank, broker or other nominee and bring it with you to hand in with a ballot in order to be able to vote your shares in person at the Annual Meeting. If you choose to vote in person at the meeting, you must bring the following: (i) proof of identification, (ii) an account statement or letter from the bank, broker or other nominee indicating that you are the beneficial owner of the shares and (iii) a signed legal proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of the shares on March 26, 2019, the record date for the Annual Meeting.

General. If you submit your proxy using any of the methods above, Alan Johnson or Matthew Revord will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director, for, against or abstain from voting for Proposals 2, 3, 5 and any other proposals properly introduced at the Annual Meeting, and for every year, every two years, or every three years or abstain from voting for Proposal 4. If you vote by telephone or Internet and choose to vote with the recommendation of our Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted FOR the election of each of the seven director nominees (Proposal 1), FOR ratification of the appointment of Deloitte & Touche LLP to serve as our independent public accounting firm (Proposal 2); FOR the non-binding resolution to approve our 2018 named executive officer compensation (Proposal 3); to consider future advisory votes to approve named executive officer compensation EVERY YEAR (Proposal 4); and FOR approval of the Potbelly Corporation 2019 Long-Term Incentive Plan (Proposal 5).

If a matter to be considered at the Annual Meeting is timely submitted pursuant to Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxy will authorize Alan Johnson or Matthew Revord to vote your shares in their discretion with respect to any such matter subsequently raised at the Annual Meeting. At the time this Proxy Statement was filed, we knew of no matters to be considered at the Annual Meeting other than those referenced in this Proxy Statement.

How can I revoke my proxy?

You may revoke a proxy in any one of the following three ways:

•	submit a valid, later-dated proxy, or vote again by Internet or by phone after your original vote;

•	notify our corporate secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	vote in person at the Annual Meeting.

If I have already voted by proxy on one or more proposals, can I change my vote?

Yes. To change your vote by proxy, simply sign, date and return the enclosed proxy card or voting instruction form in the accompanying postage pre-paid envelope, or vote by proxy via telephone or the Internet in accordance with the instructions on the proxy card or voting instruction form. We strongly urge you to vote by proxy “FOR” the election of each of the seven director nominees named in Proposal 1, “FOR” Proposals 2, 3, and 5, and “EVER YEAR” on Proposal 4. Only your latest dated proxy will count at the Annual Meeting.

What “quorum” is required for the Annual Meeting?

In order to have a valid shareholder vote, a quorum must exist at the Annual Meeting. At the Annual Meeting a quorum exists when shareholders holding a majority of the issued and outstanding shares entitled to vote are present in person or represented by proxy at the meeting.

Votes withheld, abstentions and broker-non votes (discussed below under “—What is the effect of abstentions and broker non-votes?”) will be counted as present or represented for purposes of determining whether a quorum exists. In the absence of a quorum, the Annual Meeting may be adjourned by a majority of the votes entitled to be cast either present in person or represented by proxy or by any officer entitled to preside at the Annual Meeting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What vote is required to approve each proposal?

Proposal 1	Vote Required	Broker Discretionary Voting Allowed

Election of seven director nominees to serve a term of one year	Plurality of votes cast	No

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 29, 2019	Majority of shares present in person or represented by proxy and entitled to vote	Yes

Proposal 3

Non-binding, advisory vote on resolution to approve our 2018 named executive officer compensation	Majority of shares present in person or represented by proxy and entitled to vote	No
Proposal 4

Non-binding, advisory vote regarding the frequency of future advisory votes to approve named executive officer compensation	N/A	No
Proposal 5

Approval of the Potbelly Corporation 2019 Long-Term Incentive Plan	Majority of votes cast	No

How are the voting results determined?

For the election of directors, your vote may be cast “for” each of the nominees or your vote may be “withheld” with respect to one or more of the nominees. The nominees receiving the largest number of “for” votes will be elected as directors, up to the maximum number of directors to be chosen for election. Each of Proposals 2, 3 and 5 will pass if the total votes cast “for” such proposal exceed the total number of votes cast “against” and “abstain” for such proposal. For Proposal 4, your vote may be cast for “every year,” “every two years,” “every three years” or “abstain.” Proposal 4 is an advisory vote and is not binding on the Company or the Board, and the Board will consider the frequency receiving the most votes cast at the Annual Meeting to be the preference of our shareholders. The Board may decide that it is in the best interests of the Company and our shareholders to hold future advisory votes more or less frequently than the frequency preferred by our shareholders.

What is the effect of abstentions and broker non-votes?

Because the election of directors is determined on the basis of a plurality of the votes cast, abstentions have no effect on the outcome of the election of seven nominees to the Board of Directors (Proposal 1), although abstentions will result in directors receiving fewer votes. Similarly, because the advisory vote regarding the frequency of future advisory votes to approve named executive compensation (Proposal 4) requires shareholders to either indicate a preference between three options (“every year,” “every two years” or “every three years”) or choose to “abstain,” abstentions will only result in fewer votes being cast for the other three options.

Because the approval of a majority of shares present and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 29, 2019 (Proposal 2), to approve on an advisory basis, the non-binding resolution to approve our 2018 named executive officer compensation (Proposal 3), and to adopt the Potbelly Corporation 2019 Long-Term Incentive Plan (Proposal 5), abstentions have the effect of a vote against those proposals.

Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular “non-routine” proposals, including the election of directors, and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all matters, will be considered to be represented at the Annual Meeting and voted only as to those matters for which the broker, bank or other nominee has authority to vote. Broker non-votes will have no direct effect on the outcome of the election of directors, on the advisory resolution on executive compensation, on the frequency of future advisory votes on executive compensation or to the approval of our long-term incentive plan.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Will my shares be voted if I do nothing?

If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via telephone or the Internet or vote in person at the Annual Meeting. If you submit (including by telephone or Internet) your proxy card with no instructions on how to vote, your shares will be voted in accordance with the recommendations of the Board.

If your shares of our common stock are held in “street name,” your bank, broker or other nominee has enclosed a proxy card or voting instruction form with this Proxy Statement. We strongly encourage you to authorize your bank, broker or other nominee to vote your shares by following the instructions provided on the proxy card or voting instruction form. If you sign (including electronic confirmation in the case of Internet or telephone voting) your broker voting instruction form with no instructions on how to vote, your stock will be voted in the broker’s discretion only with respect to “routine” matters but will not be voted with respect to “non-routine” matters. The only routine matter on the ballot for the Annual Meeting is the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019 (Proposal 2).

Please return your proxy card or voting instruction form to your bank, broker or other nominee by proxy by signing, dating and returning the enclosed proxy card or voting instruction form in the accompanying postage pre-paid envelope or vote by proxy via telephone or the Internet in accordance with the instructions in the proxy card or voting instruction form. Please contact the person responsible for your account to ensure that a proxy card or voting instruction form is voted on your behalf.

We strongly urge you to vote by proxy “FOR” the election of each of the seven director nominees named in Proposal 1, “FOR” Proposals 2, 3, and 5, and “EVERY YEAR” on Proposal 4 by signing, dating and returning the enclosed proxy card today in the envelope provided. You may also vote by proxy by telephone using the toll-free number on the proxy card or by Internet using the website address on the proxy card. If your shares are held in “street name,” you should follow the instructions on the voting instruction form provided by your bank, broker or other nominee, and provide specific instructions to your bank, broker or other nominee to vote as described above.

What are the fiscal year end dates?

This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and additional information about Potbelly and its executive officers and directors. Some of the information is provided as of the end of our 2016, 2017 or 2018 fiscal years as well as some information being provided as of a more current date. Our fiscal year 2016 ended on December 25, 2016; our fiscal year 2017 ended on December 31, 2017; and our fiscal year 2018 ended on December 30, 2018.

Where can I find the voting results?

We intend to announce preliminary voting results at the Annual Meeting. We will disclose the preliminary results in a Current Report on Form 8-K, which we expect to file on or before May 22, 2019. You can obtain a copy of the Form 8-K by logging on to our website at http://investors.potbelly.com/financial-information/sec-filings, or through the SEC’s EDGAR system at www.sec.gov. Information on our website does not constitute part of this Proxy Statement.

ANNUAL MEETING PROCEDURES

ANNUAL MEETING PROCEDURES

Admission to the Annual Meeting

Only shareholders of the Company or their duly authorized proxies may attend the Annual Meeting. Proof of ownership of our shares must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or other nominee or other proof of ownership as of the record date, March 26, 2019, to be admitted to the Annual Meeting. Otherwise, proper documentation of a duly authorized proxy must be presented. This proof can be a brokerage statement or letter from a bank, broker or other nominee indicating ownership on the record date, a proxy card, or a valid, legal proxy provided by your bank, broker or other nominee.

After the chairman of the meeting opens the Annual Meeting, further entry will be prohibited. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. The use of mobile phones during the Annual Meeting is also prohibited. All persons attending the Annual Meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting.

Appraisal Rights

Shareholders do not have appraisal rights under Delaware law in connection with the matters to be voted on at the Annual Meeting.

Shareholder List

A list of our shareholders as of the close of business on March 26, 2019 will be available for inspection during business hours for ten days prior to the Annual Meeting at our principal executive offices located at 111 North Canal Street, Suite 850, Chicago, Illinois 60606 and at the offices of American Stock Transfer & Trust Company, LLC, our independent share transfer agent.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Overview

All of our corporate governance materials, including our corporate governance guidelines, our ethics code of conduct and Board committee charters, are published under the Governance section of our Investor website at http://investors.potbelly.com/corporate-governance/governance-documents. Information on our website does not constitute part of this Proxy Statement. These materials are also available in print to any shareholder without charge upon request made by telephone at (312) 951-0600 or by mail to our principal executive offices at Potbelly Corporation, 111 North Canal Street, Suite 850, Chicago, Illinois 60606, Attention: Corporate Secretary. The Board of Directors regularly reviews these materials, Delaware law, the rules and listing standards of the Nasdaq Global Select Market (“NASDAQ”) and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies the materials as it believes is warranted.

Director Independence

Our Board of Directors reviews the independence of the current and potential members of the Board of Directors in accordance with independence requirements set forth in the NASDAQ rules and applicable provisions of the Exchange Act. During its review, the Board of Directors considers transactions and relationships between each director and potential director, as well as any member of his or her immediate family, and the Company and its affiliates, including those related-party transactions contemplated by Item 404(a) of Regulation S-K under the Exchange Act. The Board of Directors must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The purpose of this review is to determine whether any such relationships or transactions exist that are inconsistent with a determination that the director is independent. Our Board of Directors has determined that all nominees except Alan Johnson, our President and Chief Executive Officer, are “independent” as such term is defined by NASDAQ rules, our corporate governance standards and the federal securities laws.

Corporate Environmental and Social Responsibility

We are committed to improving the world by improving the communities we serve. That means being a responsible community member in each of our neighborhoods and always looking for ways to reduce our footprint and improve our relationships with people. We believe it is important to conduct our business in an ethical, legal and socially responsible manner and have undertaken a number of initiatives to reduce our environmental impact and to ensure a healthy and safe workplace. We expect our suppliers and business partners to adhere to these ideals and to promote these values, and have adopted a Supplier Code of Conduct specifying the standards and principles we expect all of our suppliers to adhere to. A copy of the Supplier Code of Conduct and related information can be found in the “Corporate Responsibility” section of the “About Us” page of our website at www.potbelly.com.

Ethics Code of Conduct

We have a written ethics code of conduct that applies to our directors, officers and employees. A copy of this code is available at http://investors.potbelly.com/corporate-governance/governance-documents. We will disclose information regarding any amendment to or waiver from the provision of this code by posting it on the same portion of our website.

Conflicts of Interest

Pursuant to our ethics code of conduct and our related party transaction policy, each director and executive officer has an obligation not to engage in any transaction that could be deemed a conflict of interest. Our directors may not engage in any transaction that could impact their independence on the Board of Directors. See “Related Party Transactions,” on page 48 of this Proxy Statement.

CORPORATE GOVERNANCE

Structure of the Board of Directors

Our certificate of incorporation provides that our Board of Directors shall consist of not more than twelve directors, with the exact number as determined from time to time by resolution of the Board. Our Board of Directors currently consists of ten members: Pete Bassi, Joseph Boehm, Ann-Marie Campbell, Susan Chapman-Hughes, Sue Collyns, Dan Ginsberg, Marla Gottschalk, Alan Johnson, Harvey Kanter and Benjamin Rosenzweig. All current directors, except for Pete Bassi, Ann-Marie Campbell and Harvey Kanter, are nominees for election for a term expiring at our 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). Mr. Bassi, Ms. Campbell and Mr. Kanter have each given notice to the Board of his or her intent to not stand for re-election, as each will be retiring from service as a director effective upon the conclusion of his or her current term at the Annual Meeting. Our certificate of incorporation provides that if a director is removed or if a vacancy occurs, the vacancy may be filled by a majority of the directors then in office, even if less than a quorum.

Board Leadership Structure

Mr. Bassi currently serves as our Chairman of the Board. The Board appointed Mr. Bassi to the role of Chairman in August of 2017. Prior to that appointment, Mr. Bassi served as Lead Director and the role of Chairman of the Board and CEO were combined. Mr. Bassi has given notice to the Board of his intent not to stand for re-election to the Board at the Annual Meeting. The Board anticipates appointing Dan Ginsberg to the role of Chairman of the Board once Mr. Bassi’s term has ended at the Annual Meeting. Mr. Ginsberg has been a member of our Board of Directors since 2014 and currently is a member of the Audit Committee and of the Nominating and Corporate Governance Committee. Our Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its shareholders are best served by having the offices of Chairman of the Board and CEO held by different individuals. As part of our corporate governance principles, and as required in our Bylaws, in the event the Chairman of the Board and CEO positions are ever recombined, or the Chairman of the Board is not otherwise independent, the Board of Directors shall appoint an independent director to serve as lead independent director. The Bylaws also provide that the chairperson of each of our committees will rotate at least once every three years. Our Board of Directors believes that these and other features of our Board structure provide for substantial independent oversight of the Company’s management.

Our Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, our Board of Directors will continue to periodically review its leadership structure.

Director Biographies

The following is a list of our current directors and candidates for director, their ages as of December 31, 2018, their occupation during the last five years and certain other biographical information:

PETER BASSI Chairman of the Board Age: 69 Director Since: 2009 Committees: Nominating & Corporate Governance
Grilled Chicken & Cheddar

Experience

Pete Bassi, 69, has served as our director since January 2009. Mr. Bassi will retire from the Board upon the conclusion of his current term at the Annual Meeting. Mr. Bassi retired in 2005 as Chairman of Yum! Restaurants International (“YRI”), the international division of Yum! Brands, Inc., where he served as President beginning in July 1997 and was in charge of YRI’s Asian business prior to that. From 2015 to 2018, Mr. Bassi served on the board of Mekong Capital; from 2002 to 2009, he served on the board of The Pep Boys—Manny, Moe & Jack; from 2008 to 2010, he served on the board of El Pollo Loco, Inc.; and from 2013 to 2015, he served on the board of AmRest Holdings SE. Mr. Bassi currently serves on the boards of BJ’s Restaurants, Inc., and Yum China Holdings, Inc.

CORPORATE GOVERNANCE

Skills and Qualifications

Our Board of Directors believes Mr. Bassi’s qualifications to serve as a member of our Board include his extensive experience in the restaurant industry and his years of experience in his leadership roles as a director and executive officer.

JOSEPH BOEHM Age: 32 Director Since: 2017 Committees: Nominating & Corporate Governance
Turkey Club

Experience

Joseph Boehm, 32, has served as our director since October 2017. Mr. Boehm has been a Portfolio Manager at Ancora Advisors, LLC, a registered investment advisor, since April 2014. Prior to his current role, Mr. Boehm was an Analyst at Sigma Capital Management, a hedge fund, from February 2013 through March 2014. From 2010 to 2013, Mr. Boehm was an associate at Deutsche Bank, an investment bank.

Skills and Qualifications

Our Board of Directors believes Mr. Boehm’s qualifications to serve as a member of our Board include his financial industries experience.

ANN-MARIE CAMPBELL Age: 53 Director Since: 2014 Committees: Compensation (Chair)
Turkey Breast

Experience

Ann-Marie Campbell, 53, has served as our director since August 2014. Ms. Campbell will retire from the Board upon the conclusion of her current term at the Annual Meeting. Ms. Campbell has been Executive Vice President – U.S. Stores for The Home Depot, a home improvement supplies company, since February 2016. Ms. Campbell has worked for The Home Depot since 1985, steadfastly progressing from District Manager to Division President, prior to assuming her current position. From 2015 to 2016, Ms. Campbell served on the board of Barnes & Noble, Inc. Ms. Campbell serves on the board of Georgia State University’s Robinson College of Business and of Catalyst, a nonprofit dedicated to expanding opportunities for women and business.

Skills and Qualifications

Our Board of Directors believes Ms. Campbell’s qualifications to serve as a member of our Board include her extensive experience in merchandising, sales and marketing.

CORPORATE GOVERNANCE

SUSAN CHAPMAN-HUGHES Age: 50 Director Since: 2014 Committees: Audit (Chair); Nominating & Corporate Governance
A Wreck

Experience

Susan Chapman-Hughes, 50, has served as our director since May 2014. Since February 2018, Ms. Chapman-Hughes has been Global Head of Digital Capabilities, Transformation and Operations, Global Commercial Services for American Express Company, a financial services corporation. Prior to assuming her current role, Ms. Chapman-Hughes was Senior Vice President, US Large Market, Global Corporate Payments for American Express from December 2014 through February 2018; she was Senior Vice President, US Account Development, Global Corporate Payments from November 2013 through December 2014; and she was the Senior Vice President, Global Real Estate & Workplace Enablement for American Express from July 2010 through November 2013. Before joining American Express Company, Ms. Chapman-Hughes was the Global CAO/Global Head of Operations and Strategy, Citi Realty Services for Citigroup, Inc. Ms. Chapman-Hughes serves on the board of trustees of the National Trust for Historic Preservation and the board of directors of A Better Chance, each of which is a national nonprofit organization.

Skills and Qualifications

Our Board of Directors believes Ms. Chapman-Hughes’s qualifications to serve as a member of our Board include her real estate knowledge and her general management, innovation, financial and digital experience.

SUE COLLYNS Age: 52 Director Since: 2018 Committees: Audit
Mediterranean with chicken

Experience

Sue Collyns, 52, has served on our Board of Directors since May 2018. Ms. Collyns is currently the Chief Financial Officer of Beachbody LLC, a direct and multi-level marketer of the nation’s most popular fitness brands and weight-loss solutions. Ms. Collyns joined Beachbody, LLC in September 2014. Prior to joining Beachbody, from July 2012 to August 2014, Ms Collyns was the CFO of Dun and Bradstreet Credibility Corp., a technology based subscription company offering web solutions for businesses seeking advice on strengthening their credit score and business reputation. Between December 2011 and June 2012, Ms. Collyns was a consultant to various companies in the technology and restaurant industries. From September 2001 to November 2011, Ms. Collyns was the Chief Financial Officer, the Chief Operating Officer and Company Secretary of California Pizza Kitchen. Prior to 2001, Ms. Collyns held various finance, strategic planning and auditing roles with Sony/BMG Entertainment, Lion/Pepsi, GlaxoSmithkline Pharmaceuticals and PricewaterhouseCoopers. Ms. Collyns also served on the Board of Directors for Zoës Kitchen and was a member of its nominating and governance committee and audit chair from February 2014 to the company’s sale in November 2018.

Skills and Qualifications

Our Board of Directors believes Ms. Collyns’s qualifications to serve as a member of our Board includes her extensive restaurant experience as well as her expertise in finance, investor relations, mergers and acquisitions and strategic planning.

CORPORATE GOVERNANCE

DAN GINSBERG Age: 66 Director Since: 2014 Committees: Audit
Pick-Your-Pair of Mediterranean with Potbelly hot peppers and soup

Experience

Dan Ginsberg, 66, has served as our director since February 2014. Mr. Ginsberg was Chief Executive Officer of Dermalogica, a U.S.-based skincare brand, from January 2011 through his retirement in August 2014 and has a comprehensive background in branding strategy, marketing and advertising. Mr. Ginsberg’s previous roles include Chief Executive Officer of Red Bull, NA until 2007. Before his Red Bull service, Mr. Ginsberg had been an advertising and marketing executive who held executive positions at agencies such as NW Ayer and Cunningham & Walsh, and Chief Marketing Officer at Hardee’s.

Skills and Qualifications

Our Board of Directors believes Mr. Ginsberg’s qualifications to serve as a member of our Board includes his extensive executive officer experience as well as his marketing and branding expertise.

MARLA GOTTSCHALK Age: 58 Director Since: 2009 Committees: Audit; Compensation
Mediterranean with chicken on FLATS

Experience

Marla Gottschalk, 58, has served as our director since November 2009. Ms. Gottschalk was Chief Executive Officer of The Pampered Chef Ltd., a marketer of kitchen tools, food products and cookbooks for preparing food in the home, from May 2006 until December 2013 and its President and Chief Operating Officer from December 2003 until May 2006. Ms. Gottschalk joined Pampered Chef from Kraft Foods, Inc., where she worked for 14 years in various management positions, including Senior Vice President of Financial Planning and Investor Relations for Kraft, Executive Vice President and General Manager of Post Cereal Division and Vice President of Marketing and Strategy of Kraft Cheese Division. Ms. Gottschalk is currently a member of the board of directors of Underwriters Laboratories, a world leader in safety testing and certification, a strategic board advisor for Ocean Spray Cranberries, Inc., and sits on the board of directors for Big Lots, Inc. She has previously served as a director of GATX Corp. and as a director of Visteon Corp.

Skills and Qualifications

Our Board of Directors believes Ms. Gottschalk’s qualifications to serve as a member of our Board include her extensive experience with global companies, her expertise in the food industry and her years of experience in operations and strategic management.

CORPORATE GOVERNANCE

ALAN JOHNSON Age: 59 Director Since: 2017 Committees: None
Turkey Club on FLATS with avocado

Experience

Alan Johnson, 59, has served as our President and Chief Executive Officer and a director since November 2017. Mr. Johnson was previously the founder of AJ Consulting, a consulting services firm, from September 2015 through November 2017. Prior to that, he was the Chief Executive Officer of BevMo!, a specialty retailer of alcoholic beverages and related products, from April 2007 through September 2015. From 2005 to 2007, Mr. Johnson served as Chief Operating Officer and Chief Financial Officer of Forth & Towne, a division of Gap Inc. Prior to his service with Gap Inc., Mr. Johnson held various executive leadership positions, including at Walt Disney Parks & Resorts, Regal Theaters, PepsiCo and Pizza Hut International. Mr. Johnson is on the Board of Directors of Saucey, a wine, beer and spirits on-demand delivery start-up. Mr. Johnson has over 30 years of executive leadership experience across a variety of blue chip organizations.

Skills and Qualifications

Our Board of Directors believes Mr. Johnson’s qualifications to serve as a member of our Board include his role as Chief Executive Officer and President, his leadership experience as an executive at publicly-traded companies in the restaurant and retail sectors and his extensive experience in the retail industry.

HARVEY KANTER Age: 57 Director Since: 2015 Committees: Compensation
A Wreck

Experience

Harvey Kanter, 57, has served as our director since August 2015. Mr. Kanter will retire from the Board upon the conclusion of his current term at the Annual Meeting. Mr. Kanter is President and Chief Executive Officer of Destination XL Group, Inc., a big & tall men’s apparel retailer, having assumed the role on April 1, 2019 after serving as advisor to the acting CEO since February of 2019. Mr. Kanter is also Chairman of the Board for Blue Nile, Inc., an online retailer of diamonds and fine jewelry. Mr. Kanter has been with Blue Nile since March 2012, previously serving as its Chief Executive Officer and President. Prior to joining Blue Nile, from January 2009 through March 2012, he was the Chief Executive Officer and President of Moosejaw Mountaineering and Backcountry Travel, Inc., a premium outdoor apparel and gear retailer. Mr. Kanter serves on the board of directors for Blue Nile, Inc. (and certain of its subsidiaries), as a brand ambassador for the Fred Hutch Cancer Research Institute, and as an advisory board member to the Seattle University Executive MBA Program.

Skills and Qualifications

Our Board of Directors believes Mr. Kanter’s qualifications to serve as a member of our Board include his deep retail industry experience, brand expertise and leadership skills.

CORPORATE GOVERNANCE

BENJAMIN ROSENZWEIG Age: 33 Director Since: 2018 Committees: Compensation
Turkey Breast

Experience

Benjamin Rosenzweig, 33, has served as our director since April 2018. Mr. Rosenzweig is a partner at Privet Fund Management, LLC. Mr. Rosenzweig joined Privet Fund Management LLC in September 2008. He has been an independent director of Cicero Inc., a provider of desktop activity intelligence, since February 23, 2017; Hardinge Inc., a designer, manufacturer and distributor of machine tools, since October 14, 2015; and PFSweb, Inc., a global commerce service provider, since May 2013. Mr. Rosenzweig served on the Board of Directors of StarTek, Inc., a customer engagement business process outsourcer, from May 2011 to December 2018. During his time on the Board for StartTek, Mr. Rosenzweig was chairman of the audit committee. He served as a director of RELM Wireless Corporation, a manufacturer of wireless communications equipment, from September 2013 to September 2015. Prior to joining Privet in September 2008, Mr. Rosenzweig served as an investment banking analyst in the Corporate Finance group of Alvarez and Marsal, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries.

Skills and Qualifications

Our Board of Directors believes Mr. Rosenzweig’s qualifications to serve as a member of our Board include his financial advisory experience across multiple industries.

Board Meetings

Our Board of Directors held fifteen meetings during fiscal 2018. In 2018, each of our directors attended at least 75% of the aggregate number of meetings held by the Board of Directors, and held by the committees on which the director served, when such director was a member of the Board of Directors or such committee. Under our corporate governance guidelines, each director is expected to make every effort to attend each Board meeting and each meeting of any committee on which he or she sits.

The Company’s directors are encouraged to attend our annual meeting of shareholders, but we do not currently have a policy relating to directors’ attendance at these meetings. All of our directors serving at the time attended our 2018 Annual Meeting of Shareholders.

Board Committees

Our Board of Directors has established three standing committees to assist it with its responsibilities. The composition and responsibilities of each committee are described below. The membership and responsibilities of each committee comply with the listing requirements of NASDAQ. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. A new chairperson of each committee is appointed at least once every three years. In the future, the Board may establish other committees, as it deems appropriate in accordance with our Bylaws, to assist it with its responsibilities.

Audit Committee

The purpose of the Audit Committee is set forth in the Audit Committee charter and is primarily to assist the Board in overseeing:

•	the integrity of our financial statements, our financial reporting process and our systems of internal accounting and financial controls;

•	our compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence;

•	the evaluation of enterprise risk issues;

•	the performance of our internal audit function and independent auditor;

CORPORATE GOVERNANCE

•	the preparation of an audit committee report as required by the SEC to be included in our annual proxy statement; and

•	Potbelly’s systems of disclosure controls and procedures and ethical standards.

The Audit Committee currently consists of Ms. Chapman-Hughes, Ms. Collyns, Mr. Ginsberg, and Ms. Gottschalk, and the chairperson is Ms. Chapman-Hughes. Our Board of Directors has affirmatively determined that each of these Audit Committee members meets the independence criteria applicable to directors serving on the Audit Committee under NASDAQ and SEC rules. Our Board of Directors has also determined that each of these Audit Committee members meet the requirements for financial literacy under the applicable NASDAQ rules and that each is an “audit committee financial expert” under SEC rules. Our Board of Directors has adopted a written charter under which the Audit Committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and NASDAQ, is available on our website at http://investors.potbelly.com/corporate-governance/governance-documents.

The Audit Committee held four meetings during fiscal year 2018.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is set forth in the Nominating and Corporate Governance Committee charter and is primarily to:

•

identify individuals qualified to become members of our Board of Directors, and to recommend to our Board of Directors the director nominees for each annual meeting of shareholders or to otherwise fill vacancies on the Board;

•	review and recommend to our Board of Directors committee structure, membership and operations;

•	recommend to our Board of Directors the persons to serve on each committee and a chairman for such committee;

•	develop and recommend to our Board of Directors a set of corporate governance guidelines applicable to us; and

•	lead our Board of Directors in its annual review of its performance.

The Nominating and Corporate Governance Committee consists of Mr. Bassi, Mr. Boehm, Ms. Chapman-Hughes, Mr. Ginsberg and the chairperson is Mr. Bassi. Our Board of Directors has affirmatively determined that each of these Nominating and Corporate Governance Committee members meets the independence criteria applicable to directors serving on the Nominating and Corporate Governance Committee under NASDAQ and SEC rules. Our Board of Directors has adopted a written charter under which the Nominating and Corporate Governance Committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and NASDAQ, is available on our website at http://investors.potbelly.com/corporate-governance/governance-documents.

The Nominating and Corporate Governance Committee held ten meetings during fiscal year 2018.

Compensation Committee

The purpose of the Compensation Committee is set forth in the Compensation Committee charter and is primarily to:

•	oversee our executive compensation policies and practices;

•

discharge the responsibilities of our Board of Directors relating to executive compensation by determining and approving the compensation of our President and Chief Executive Officer and our other executive officers and reviewing and approving any compensation and employee benefit plans, policies, and programs, and exercising discretion in the administration of such programs; and

•

produce, approve and recommend to our Board of Directors for its approval reports on compensation matters required to be included in our annual proxy statement or annual report, in accordance with all applicable rules and regulations.

For more information regarding the process and procedures regarding the determination of director compensation, see “Director Compensation” and such information regarding named executive officer compensation, see “Compensation Discussion and Analysis.”

The Compensation Committee consists of Ms. Campbell, Ms. Gottschalk, Mr. Kanter, and Mr. Rosenzweig, and the chairperson is Ms. Campbell. Our Board of Directors has affirmatively determined that each of these Compensation Committee members meets the independence criteria applicable to directors serving on the Compensation Committee under NASDAQ and SEC rules. Our Board of Directors has adopted a written charter under which the Compensation Committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and NASDAQ, is available on our website at http://investors.potbelly.com/corporate-governance/governance-documents.

The Compensation Committee held six meetings during fiscal year 2018.

CORPORATE GOVERNANCE

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time been, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Compensation Committee during fiscal 2018. No directors served on our Compensation Committee in 2018 other than Ms. Campbell, Ms. Gottschalk, Mr. Kanter and Mr. Rosenzweig, the directors currently serving on such committee.

Board’s Role in Risk Oversight

The entire Board of Directors is engaged in risk management oversight. At the present time, the Board of Directors has not established a separate committee to facilitate its risk oversight responsibilities. The Board of Directors expects to continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of our risk management and the process established to identify, measure, monitor, and manage risks, in particular major financial risks. The Compensation Committee assesses risks arising from our compensation policies and practices. The Board of Directors receives regular reports from management, as well as from the Audit Committee and Compensation Committee, regarding relevant risks and the actions taken by management to address those risks.

Policy for Director Recommendations

Our Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to our Board of Directors regarding nominations of candidates for election as a director of the Company. The Nominating and Corporate Governance Committee identifies new director candidates through a variety of sources. The committee will consider director candidates recommended by shareholders in the same manner it considers other candidates, but it has no obligation to recommend such candidates. A shareholder that wants to recommend a candidate for election to the Board of Directors should send a recommendation in writing to Potbelly Corporation, 111 North Canal Street, Suite 850, Chicago, Illinois 60606, Attention: Corporate Secretary. Such recommendation should describe the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director.

Shareholders may also nominate directors at the annual meeting by adhering to the advance notice procedure described under “Shareholder Proposals for the 2020 Annual Meeting” on page 51 of this Proxy Statement.

The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board and the Nominating and Corporate Governance Committee will take into account factors such as the individual’s general understanding of disciplines relevant to the success of a publicly traded company; understanding of Potbelly’s business; education and professional background, including current employment and other board memberships; reputation for integrity; and any other factors they consider to be relevant. Pursuant to the provisions of our Corporate Governance Guidelines, the Board will endeavor to reflect the diversity of Potbelly’s shareholders, employees and customers and the communities it serves. Additionally, in determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is required, the committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation and engagement of an outside search firm to gather additional information. From time to time for a fee, Potbelly has used the executive search firm, Spencer Stuart, to identify and evaluate or assist in identifying and evaluating potential candidates for election as directors.

Communication with the Board

Shareholders and other parties interested in communicating directly with one or more individual directors or with the non-management directors as a group, may do so by writing to the individual director or group, c/o Potbelly Corporation, 111 North Canal Street, Suite 850, Chicago, Illinois 60606, Attention: Corporate Secretary. The Board has directed our corporate secretary to forward shareholder communications to our chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use his discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive and was addressed previously in some manner; and other correspondence unrelated to the Board of Director’s corporate governance and oversight responsibilities.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Director Compensation Plan

Our Board of Directors approved a director compensation plan pursuant to the Potbelly Corporation 2013 Long-Term Incentive Plan. Under the director compensation plan in effect for 2018, each non-employee Director who was a member of the Board of Directors as of the 2018 Annual Meeting of Shareholders was eligible to receive $135,000 in annual compensation. Each non-employee Director may elect between the following forms of payment for his or her annual compensation: (1) the non-employee Director receives RSUs having a grant date Fair Market Value of $135,000 (with a grant date on or before the end of the respective second fiscal quarter); or (2) the non-employee Director receives: (a) $60,000 in cash (half of which will be paid on or before the end of the respective second fiscal quarter and half of which will be paid on or before the end of the respective fiscal year); plus (b) RSUs having a grant date Fair Market Value of $75,000 (with a grant date on or before the end of the respective second fiscal quarter).

Pursuant to the director compensation plan, the non-executive Chairman of the Board receives an additional $80,000 retainer, the Audit Committee Chair receives an additional $15,000 retainer, and the Compensation Committee Chair and the Nominating and Corporate Governance Chair each receives an additional $7,500 retainer. The non-executive Chairman of the Board, the Lead Director (if applicable), the Audit Committee Chair, the Compensation Committee Chair and the Nominating and Corporate Governance Committee Chair may each elect between the following forms of payment for such additional retainer: (1) RSUs having a grant date Fair Market Value equal to such additional retainer amount (with a grant date on or before the end of the respective second fiscal quarter); or (2) Cash in an amount equal to one-half such additional retainer amount (half of which will be paid on or before the end of the respective second fiscal quarter and half of which will be paid on or before the end of the respective fiscal year); plus RSUs having a grant date Fair Market Value of half of such additional retainer amount (with a grant date on or before the end of the respective second fiscal quarter).

RSUs shall vest as follows: fifty percent (50%) on the first anniversary of the grant date, and fifty percent (50%) on the second anniversary of the grant date.

2018 Director Compensation

The following table summarizes the amounts earned and paid to our non-employee members of our Board of Directors for 2018. Mr. Johnson, our President and Chief Executive Officer, receives no additional compensation for his service on our Board of Directors:

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Pete Bassi	$103,750	$118,750	$222,500
Joe Boehm	$0	$135,000	$135,000
Ann-Marie Campbell	$65,000	$80,000	$145,000
Susan Chapman-Hughes	$68,132	$83,132	$151,264
Sue Collyns	$60,000	$75,000	$135,000
Dan Ginsberg	$0	$135,000	$135,000
Marla Gottschalk	$0	$135,000	$135,000
Harvey Kanter	$60,000	$75,000	$135,000
Ben Rosenzweig	$0	$146,250	$146,250

(1)

Pursuant to our director compensation program, in effect for 2018, described above under “Director Compensation Plan,” all non-employee directors may elect to receive (a) Restricted Stock Units (as defined in the 2013 Long-Term Incentive Plan) (“RSUs”) of the Company having a value of $75,000 at the time of grant plus $60,000 in cash or (b) RSUs of the Company having a value of $135,000 at the time of grant. Mr. Bassi, Ms. Campbell, Ms. Chapman-Hughes, Ms. Collyns and Mr. Kanter each elected to receive $60,000 in cash and $75,000 in RSUs. Mr. Boehm, Mr. Ginsberg, Ms. Gottschalk and Mr. Rosenzweig each elected to receive all of their director compensation in the form of RSUs. as described above under “Director Compensation Plan.” Mr. Bassi received an additional $80,000 retainer for his role as non-executive Chairman of the Board and also received an additional $7,500 retainer for his role as Chair of the Nominating and Corporate Governance Committee. Mr. Bassi elected to receive each of these additional retainers as a mix with 50% as cash and 50% in the form of RSUs. Ms. Chapman-Hughes served as Audit Committee Chair and received an additional $15,000 retainer, which she elected to receive as 50% cash and 50% as RSUs. Ms. Campbell served as Compensation Committee Chair and received an additional $10,000 retainer which she elected to receive as 50% cash and 50% as RSUs..

(2)

The following directors have unvested stock awards at December 30, 2018: Mr. Bassi—14,013; Mr. Boehm—13,690; Ms. Campbell—9,646; Ms. Chapman-Hughes—12,430;Ms. Collyns—5,703; Mr. Ginsberg—16,375; Ms. Gottschalk—16,488; Mr. Kanter—11,812; and Mr. Rosenzweig—11,122; each of which represents the RSU awards made by the Company in 2018, as discussed in footnote (1) above, and in 2017. No director has any unexercised options at December 30, 2018 except for the following: Mr. Bassi—35,807; Ms. Gottschalk—51,614.

DIRECTOR COMPENSATION

Director Stock Ownership Guidelines

The Board believes that all directors should hold a significant equity interest in Potbelly. Toward this end, the Board expects that all directors own, or acquire within five years of first becoming a director, shares of Potbelly common stock (including restricted shares, but not options, under Potbelly’s equity-linked incentive plans) having a market value of at least four times the annual cash compensation for directors (excluding any additional retainer received for service as Chairman of the Board or Lead Director, or as Chair of any Board committee) offered to directors (regardless of whether the director elects to receive such compensation in cash).

As of December 30, 2018, all directors met or exceeded the stock ownership guidelines to which they were subject.

PROPOSAL 1

PROPOSAL 1

Election of Directors

Seven candidates will be elected at the Annual Meeting to serve for a one-year term that will expire at the 2020 Annual Meeting and until their successors shall have been elected and qualified. The election of directors requires the affirmative vote of a plurality of our shares of common stock present in person or by proxy at the Annual Meeting.

Our Board of Directors has nominated Joseph Boehm, Susan Chapman-Hughes, Sue Collyns, Dan Ginsberg, Marla Gottschalk, Alan Johnson, and Benjamin Rosenzweig for election as directors. Directors Pete Bassi, Ann-Marie Campbell and Harvey Kanter have each given notice to the Board of intent to not stand for re-election, as each will be retiring from the Board of Directors effective upon the conclusion of his or her current term at the Annual Meeting. The Board of Directors is not aware that any nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in this Proxy Statement and to serve as a director of the Company if elected. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board’s nominees possess the requisite experience and skills to successfully oversee the Company’s strategy and business, in the Board’s view. The Board, and its nominees, are dedicated to analyzing objectively the Company’s strategy, business operations, capital allocation and configuration and acting to maximize shareholder value.

For more information on the structure of our Board of Directors and our Board members and nominees, see “Corporate Governance.” The qualifications and experience of each nominee that led our Board and the Nominating and Corporate Governance Committee to conclude that such nominee should serve or continue to serve as director are discussed at the end of each of the nominees’ biographies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES.

PROPOSAL 2

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors is responsible for recommending, for shareholder approval, our independent registered public accounting firm. The Audit Committee has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 29, 2019. Deloitte & Touche LLP has served as our independent registered public accounting firm since before our Initial Public Offering and has also provided non-audit services from time to time.

Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm but is not bound by our shareholders’ vote. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines a change would be in the best interests of the Company and our shareholders.

The following table sets forth the fees pertaining to audit services for the fiscal years ended December 30, 2018 and December 31, 2017 and for other services during those fiscal years:

	2018	2017
Audit fees (1)	$683,666	$503,000
Audit-related fees (2)	10,000	5,000
Tax fees (3)	392,645	339,525
All other fees	0	0
Total fees	$1,086,311	$847,525
1.

Audit fees include fees for audits of our annual financial statements and internal controls, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

2.	Audit-related fees were comprised of fees for services performed in connection with other audit-related services and our filing of a registration statement on Form S-8.
3.	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation, cost segregation study and related tax advice.

Policy on Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to approve all audit and permissible non-audit services prior to the engagement of our independent registered public accounting firm to provide such services. The Audit Committee annually approves, pursuant to detailed approval procedures, certain specific categories of permissible non-audit services. Such procedures include the review of (i) a detailed description by our independent registered public accounting firm of the particular services to be provided and the estimated fees for such services and (ii) a regular report to the committee regarding the services provided and the fees paid for such services. The Audit Committee must approve on a project-by-project basis any permissible non-audit services that do not fall within a pre-approved category and any fees for pre-approved permissible non-audit services that materially exceed the previously approved amounts. In making the determinations about non-audit services, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

All services provided to the Company by Deloitte & Touche LLP in fiscal 2018 and fiscal 2017 and related fees were pre-approved by the Audit Committee.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and to be available to respond to your questions. They have advised us that they do not presently intend to make a statement at the Annual Meeting, although they will have the opportunity to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

With regard to the fiscal year ended December 30, 2018, the Audit Committee has (i) reviewed and discussed with management our audited consolidated financial statements as of December 30, 2018 and for the year then ended; (ii) discussed with Deloitte & Touche LLP, the independent auditors, the matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors of the Company that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 for filing with the SEC.

Susan Chapman-Hughes, Chairman

Sue Collyns

Dan Ginsberg

Marla Gottschalk

PROPOSAL 3

PROPOSAL 3

Advisory Vote on a Resolution To Approve Our 2018 Named Executive Officer Compensation

We are asking shareholders to approve, on an advisory basis, a non-binding resolution (commonly referred to as a “say-on-pay” resolution) to approve the Company’s 2018 named executive officer compensation as reported in this Proxy Statement.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in aligning the interests of our officer team with those of shareholders.

We have committed to holding say-on-pay votes at each year’s annual meeting; the Compensation Committee will evaluate the frequency of future say-on-pay votes following this year’s annual meeting and the outcome of the advisory vote called for in Proposal 4, below. In accordance Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed under the “Compensation Discussion and Analysis” and “2018 Compensation Tables” headings of this proxy statement.”

This resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” THE RESOLUTION TO APPROVE OUR 2018 NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 4

PROPOSAL 4

Advisory Vote on the Frequency of Future Advisory Votes to Approve our Named Executive Officer Compensation

In addition to the say-on-pay vote, we are asking you to cast an advisory vote as required by Section 14A of the Exchange Act on whether future advisory votes to approve our named executive officer compensation should occur every year, every two years or every three years.

While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on our named executive officer compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote on named executive officer compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our named executive officer compensation programs in consideration of any one year’s advisory vote on named executive officer compensation by the time of the following year’s annual meeting of shareholders. We believe that an annual advisory vote on named executive officer compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board of Directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: every one year, every two years, every three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis if circumstances were to warrant it.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE TO CONSIDER FUTURE ADVISORY VOTES TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION “EVERY YEAR.”

PROPOSAL 5

PROPOSAL 5

Approval of the Potbelly Corporation 2019 Long-Term Incentive Plan

The Board recommends approval of the Potbelly Corporation 2019 Long-Term Incentive Plan (the “Plan”). We are submitting the Plan to our shareholders for approval in order to update our plan terms for certain technical matters and to increase the number of shares that we will have available for issuance for equity awards. The number of share available for issuance under the Plan is equal to the sum of (1) 1,200,000 shares plus (2) the number of shares that are available under the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan (the “Prior Plan”) immediately prior to the date that the Plan is approved by our shareholders (the “approval date”) (and any shares that are subject to outstanding awards under the Prior Plan immediately prior to the approval date and that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash). As of March 26, 2019, there were 579,186 shares available for issuance under the Prior Plan and 1,114,008 shares were subject to outstanding awards under the Prior Plan. If our shareholders approve the Plan, no new awards can be made under the Prior Plan. The Board believes approval of the Plan is necessary to enable us to continue to attract, retain and motivate our officers and employees.

A summary of the principal features of the Plan is provided below, but it is qualified in its entirety by reference to the full text of the Plan that is attached to this Proxy Statement as Appendix A.

Background

The purpose of the Plan is to (a) align the interests of our shareholders and the recipients of awards under the plan by increasing the proprietary interest of such recipients in the our growth and success; (b) advance our interests by attracting and retaining qualified employees, outside directors and other persons providing services to us and/or our related companies; and (c) motivate such persons to act in the long-term best interests of our shareholders.

The Board approved the Plan on March 29, 2019. Approval of the Plan will result in 1,200,000 additional shares available for issuance in the form of equity awards, as described in greater detail below. No other material changes were made from the Prior Plan, provided that if the Plan is approved by our shareholders and becomes effective, we will be able to make awards under the Plan through its 2029 expiration date, while the Prior Plan expires in 2028.

On March 26, 2019, the closing price of a share of our common stock on NASDAQ was $8.60.

If the Plan is not approved by the Company’s shareholders, the Company will continue to operate the Prior Plan in accordance with its existing terms.

Summary of Plan

Administration. The Plan generally is administered by the Compensation Committee of our Board of Directors. The Compensation Committee selects award recipients under the Plan who will thereby become participants, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, not inconsistent with the plan. The Compensation Committee also has the authority to conclusively interpret the Plan. Subject to the applicable securities exchange rules and applicable law, the Compensation Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it.

Authorized Shares. We have reserved 1,200,000 shares of our common stock for issuance pursuant to the Plan. In addition, the number of shares that are available under the Prior Plan immediately prior to the approval date (and any shares that are subject to outstanding awards under the Prior Plan immediately prior to the approval date and that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash) will be available for issuance under the Plan. If the Plan is approved by our shareholders, no awards can be made under the Prior Plan. A share of common stock issued in connection with any award under the Plan shall reduce the total number of shares of common stock available for issuance under the Plan by one; provided, however, that shares issued in connection with Full Value Awards (described below) granted under the Plan shall reduce the total number of shares of common stock available for issuance under the Plan by a ratio of 2:1. Any shares of our common stock covered by an award (1) under the Plan or (2) granted under the Prior

PROPOSAL 5

Plan that is outstanding on the approval date (and immediately prior to approval), in each case, that terminates by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of shares, or that are settled in cash, (collectively “Recycled Shares”) will again be available for awards under the Plan. Recycled Shares shall be added back to the number of shares of common stock reserved for issuance under the Plan on the same basis that they were charged to the number of shares reserved for issuance under the Plan or the Prior Plan, as applicable, at the time the award relating thereto it was granted. The following shares of common stock may not again be made available for issuance under the Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of an outstanding award; (ii) shares delivered to or withheld to pay the exercise price of an option or Stock Appreciation Right (“SAR”) or to pay the withholding taxes with respect to an award; or (iii) shares of common stock repurchased on the open market with the proceeds of the exercise price of an option.

Additional Limits. The following additional limits will apply to awards under the Plan: (a) no more than 1,200,000 shares of common stock may be subject to incentive stock options (“ISOs”) granted under the Plan; (b) the maximum number of shares of common stock that may be covered by options and SARs granted to any one participant in any one calendar year may not exceed 400,000 shares of common stock; and (c) the maximum number of shares of common stock that may be delivered pursuant to any Full Value Award granted to any one participant during any calendar year, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 400,000 shares of common stock. The aggregate value of all awards granted under the Plan to any outside director shall not exceed (y) $300,000 in total value in any one calendar year or (z) in the event such outside director is first appointed or elected to the Board in such calendar year, $400,000 in total value.

Adjustments. In the event of a corporate transaction, including a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination or other corporate transaction, that affects our common stock such that the Compensation Committee determines that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of awards under the Plan, the Compensation Committee will make adjustments to awards in a manner that it determines to be equitable in its discretion. Actions that the Compensation Committee may take are: (i) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the individual limitations described above); (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation, (A) replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment may be the excess of the value of the shares of common stock subject to the option or SAR at the time of the transaction over the exercise price.

Eligibility. The Compensation Committee may grant awards under the Plan to any officer, director, employee, consultant, independent contractor or agent of the Company and/or a related company, and persons who are expected to become an officer, director, employee, consultant, independent contractor or agent of the Company or a related company. Awards to a person who is expected to become a service provider to the Company or a related company cannot be effective prior to the date on which such person’s service begins. ISOs may only be granted to employees of the Company and its corporate related companies which satisfy certain requirements of the Internal Revenue Code of 1986, as amended (the “Code”). As of March 26, 2019, we had approximately 7,000 employees and ten directors, all of whom would be eligible to participate in the Plan if selected by the Compensation Committee.

Types of Awards. The Plan will provide for grants of options (including nonqualified stock options (“NQOs”) and ISOs), SARs, and Full Value Awards.

•

Options and SARs. The Compensation Committee may grant options to purchase shares of common stock, which options may be either ISOs or NQOs. ISOs may only be granted to employees of us and our permitted corporate subsidiaries and must satisfy other requirements of section 422 of the Code. An option that does not satisfy the requirements for an ISO will be treated as a NQO. An SAR entitles the participant to receive (in shares of common stock or cash) an amount that is equal to the excess of the fair market value of a specified number of shares of common stock on the exercise date over the exercise price of the SAR. The exercise price of an option or SAR must be no less than the fair market value of a share of common stock on the date the option or SAR is granted. Except for reductions approved by our shareholders or adjustments for business combinations, the exercise price of an option or SAR may not be decreased after the date of grant nor may an option or SAR be surrendered to us as consideration for the grant of a replacement option or SAR with a lower exercise price or a Full Value Award. In addition, except as approved by our shareholders, no option granted under the Plan may be surrendered to us in consideration of a cash payment if, at the time of such surrender, the exercise price of the option is greater than the then fair market value of a share of common stock. Except as provided by the Compensation Committee at

PROPOSAL 5

the time of grant, an option or SAR will expire on the earliest to occur of the following (i) the one-year anniversary after the participant’s employment or service terminates for death or disability (as defined in the Plan), (ii) the three-month anniversary after the participant’s employment or service terminates other than for death, disability or cause (as defined in the Plan), or (iii) the day preceding the date on which the participant’s employment or service terminates for cause. In any event, an option or SAR will expire no later than the 10th anniversary of the date on which it is granted (or such shorter period required by the rules of any stock exchange on which the common stock is listed).

•

Full Value Awards. A Full Value Award is a grant of one or more shares of common stock or a right to receive one or more shares of common stock in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). Any Full Value Awards will be subject to such conditions, restrictions and contingencies as the Compensation Committee determines including provisions relating to dividends or dividend equivalent rights and deferred payment or settlement, conformity with our recoupment or clawback policies in effect from time to time, compliance with restrictive covenants and other facts that the committee determines appropriate. Dividends or dividend equivalents will not be paid or settled on Full Value Awards that have not otherwise been earned or vested. Special vesting restrictions also apply to Full Value Awards made to employees.

Special Vesting Rules. Except for (a) awards granted under the Plan with respect to shares of common stock which do not exceed, in the aggregate, five percent of the total number of shares of common stock reserved for issuance pursuant to the Plan, (b) awards granted in lieu of other compensation, and (c) awards that are a form of payment of earned performance awards or other incentive compensation provided that the performance period relating to such performance or incentive awards was at least one year, if a participant’s right to become vested in an award is conditioned on the completion of a specified period of service with us or our affiliates being required, then the required period of service shall be at least one (1) year, except if accelerated in the event of the participant’s death or disability, or involuntary termination.

Transferability. Awards under the plan generally may not be transferred except through will or by the laws of descent and distribution; provided, however, that unless otherwise provided by the Compensation Committee, awards (other than an ISO) may be transferred to or for the benefit of the participant’s family (including, without limitation, to a trust or partnership for the benefit of a participant’s family) in accordance with rules established by the Compensation Committee.

Change in Control. In the event that (i) a participant is employed or in service on the date of a Change in Control (as defined in the Plan) and the participant’s employment or service, as applicable, is terminated by us, our successor or a related company that is the participant’s employer for reasons other than cause (as defined in the Plan) within 24 months following the Change in Control, or (ii) the Plan is terminated by us or our successor following a Change in Control without provision for the assumption, continuation or substitution of outstanding awards under the Plan, all options, SARs and related awards which have not otherwise expired will become immediately exercisable and all other awards will become fully vested; provided, however, that all awards with conditions and restrictions relating to the attainment of performance goals shall become vested assuming the higher of (A) achievement of all relevant performance goals at the target level of performance (pro-rated based upon the length of time within the performance period that has elapsed prior to the Change of Control) or (B) actual achievement of the performance goals as of the date of the Change of Control. A participant’s employment or service will be deemed to have been terminated by us or our successor for reasons other than for cause if the participant terminates employment or service after a substantial adverse alteration in the nature of the participant’s status or responsibilities from those in effect immediately prior to the Change in Control or a material reduction in the participant’s annual base salary and target bonus, or in the case of an outside director his annual compensation, as in effect immediately prior to the Change in Control. Special rules apply if, upon a Change in Control, awards in other shares or securities are substituted for outstanding awards under the Plan and if, immediately prior to the Change in Control, the participant becomes an employee or a director of, as applicable, the successor to us.

Amendment and Termination. The Board of Directors may, at any time, amend or terminate the Plan, and the Board of Directors or the Compensation Committee may amend any award agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted by the Board of Directors (or the Compensation Committee, if applicable). Adjustments to the Plan and awards on account of business transactions (as described above) are not subject to the foregoing prohibition. The provisions of the Plan that prohibit repricing of options and SARs or exchanges of an option or SAR for another award or cash payment if the exercise price is below fair market value on the date of the repricing or exchange cannot be amended unless the amendment is approved by our shareholders.

PROPOSAL 5

U.S. Federal Income Tax Implications of the Plan

The discussion that follows is a summary, based on U.S. federal tax laws and regulations presently in effect, of some significant U.S. federal income tax considerations relating to awards under the Plan. The applicable laws and regulations are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. This summary does not discuss state, local or foreign laws.

Stock Options. The tax treatment of a stock option depends on whether the option is an NQO or an ISO.

The grant of an NQO will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares of common stock, and we will be entitled to a corresponding deduction.

The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of us and our eligible subsidiaries (determined under tax rules) during the period beginning on the date of the grant of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares of common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of common stock acquired pursuant to the ISO exercise, the participant will have a basis in those shares of common stock equal to the fair market value of the shares of common stock at the time of exercise.

If the participant does not sell or otherwise dispose of the shares of common stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such shares of common stock, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to any deduction for Federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to us, at the time of the disposition of the shares of common stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of common stock over the exercise price.

Special rules apply if an option is exercised through the exchange of previously acquired stock

SARs. A participant will not be deemed to have received any income upon the grant of a SAR. Generally, when a SAR is exercised, the excess of the market price of common stock on the date of exercise over the exercise price will be taxable to a participant as ordinary income. We are entitled to a deduction in the year of exercise equal to the amount of income taxable to the individual.

Full Value Awards. The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of common stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under Code Section 83(b), the participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof. The participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

In the case of other Full Value Awards, such as restricted stock units or performance stock units, the participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of

PROPOSAL 5

such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), participants will generally recognize ordinary income when the award is paid or settled.

We generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the participant.

Section 162(m) and Section 280G. Compensation that qualifies as “Performance-Based Compensation” is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the Company paying it. The Tax Reform and Jobs Act of 2017 (the “Act”) eliminated the Performance-Based Compensation exception of Code Section 162(m) for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible (assuming that it would have had the exception not been eliminated). Although an exception applies for certain awards in effect in place as of November 2, 2017, we do not believe that awards under the Plan will be covered by the exception.

Compensation to certain employees resulting from the earning or vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.

New Plan Benefits

The number of options, SARs and Full Value Awards that will be granted under the Plan is not currently determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE POTBELLY CORPORATION 2019 LONG-TERM INCENTIVE PLAN.

PROPOSAL 5

Equity Compensation Plan Information

The following table presents certain information related to our equity incentive plans under which our equity securities are authorized for issuance as of December 30, 2018:

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,150,517	$11.49	1,699,387	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,150,517	$11.49	1,699,387
(1)

Consists of the 2001 Equity Incentive Plan, the 2004 Equity Incentive Plan and the 2013 Long-Term Incentive Plan. No further awards may be made under the 2001 Equity Incentive Plan or the 2004 Equity Incentive Plan.

(2)

The total amount reported consists only of shares available for future issuance under the 2013 Long-Term Incentive Plan, which may be issued in connection with awards of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units.

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

In addition to Alan Johnson, our President and Chief Executive Officer, whose biography is included under the heading “Director Biographies,” our executive officers, their ages as of December 30, 2018, and a brief account of their business experience follows:

THOMAS FITZGERALD Senior Vice President, Chief Financial Officer Age: 58
Turkey Club on FLATS

Experience

Thomas Fitzgerald has been our Senior Vice President and Chief Financial Officer since December 2018. Prior to joining Potbelly, Mr. Fitzgerald served on the Board of Directors for Charming Charlie, Inc., a fashion and accessories retailer, from March 2017 through March 2018 and was employed as their President and Chief Financial Officer from 2015 through 2017, and as their Chief Administrative Officer and Chief Financial Officer from 2013 through 2015. Charming Charlie, Inc. filed for bankruptcy in December of 2017 and emerged from Chapter 11 bankruptcy protection in April of 2018. Prior to joining Charming Charlie, Mr. Fitzgerald was Chief Administrative Officer for Sears Canada, Inc. from 2011 to 2012. Mr. Fitzgerald’s prior roles included COO of Liz Claiborne–Direct Brands, CFO Burlington Coat Factory, COO and CFO Bath & Body Works, and various leadership positions over his sixteen years at PepsiCo.

JULIE YOUNGLOVE-WEBB Senior Vice President, Chief Restaurant Operations Officer Age: 48
TKY on FLATS–no cheese, add mushroom

Experience

Julie Younglove-Webb has been our Senior Vice President and Chief of Restaurant Operations since December 2018, having served as our Senior Vice President of Operations since May 2015. Ms. Younglove-Webb joined Potbelly in 2008 as a General Manager, assuming various operations roles before reaching her current position. Prior to joining Potbelly, Ms. Younglove-Webb was Senior Vice President and General Manager of Sears Essentials at Sears Holding Corporation, a role she assumed in 2005 after Sears’ acquisition of KMart Corporation. Prior to that acquisition, Ms. Younglove-Webb held various roles of increasing responsibility beginning when she joined KMart in 1999 as Manager, Information Technology and culminating with her role as Vice President, Marketing.

BRANDON RHOTEN Senior Vice President, Chief Marketing Officer Age: 39
Wrecking Ball

Experience

Brandon Rhoten has been our Senior Vice President and Chief Marketing Officer since June 2018. He is responsible for all marketing activities, including brand marketing, digital & social media and consumer insights. Mr. Rhoten joined Potbelly from Papa John’s International, Inc., where he served as Global Chief Marketing Officer from May 2017 through May 2018. Prior to Papa John’s, Mr. Rhoten was Vice President of Advertising, Media and Digital/Social at Wendy’s International from May 2011 through May 2017. Mr. Rhoten started his career in marketing at the advertising agency Gyro.

EXECUTIVE OFFICERS

MATTHEW REVORD Senior Vice President, Chief Legal Officer, Chief People Officer and Secretary Age: 55
Chicken Salad

Experience

Matthew Revord has been our Senior Vice President, Chief Legal Officer, Chief People Officer and Secretary since May 2018 and oversees all legal matters and human resources matters of the Company. In February 2014 Mr. Revord became the Company’s Chief Legal Officer having joined Potbelly in January 2007 as our Senior Vice President, General Counsel and Secretary. From January 2002 to January 2007, Mr. Revord served as Deputy General Counsel of Brunswick Corporation and General Counsel of Brunswick New Technologies.

JEFF WELCH Senior Vice President, Development Age: 64
Grilled Chicken & Cheddar with bacon, avocado and Potbelly hot peppers

Experience

Jeff Welch has been our Senior Vice President, Development since April 2018. Mr. Welch previously served on the Board of Directors for Papa Murphy’s International from 2015 through 2017. Mr. Welch was an independent consultant, providing retail and restaurant consulting services, from February 2014 through April 2018. Prior to that, from April 2004 through February 2014, Mr. Welch was President of the international group for Krispy Kreme. Prior to that, he was at The Home Depot, where he led international real estate. He has held senior roles with PepsiCo Restaurants International (now known as Yum! Brands) culminating as VP of Franchising and Business Development for Europe, Africa, and the Middle East.

MARYANN BYRDAK Senior Vice President, Information Technology Age: 46
Turkey Club with double avocado

Experience

Maryann Byrdak has been our Senior Vice President, Information Technology since March 2018. Ms. Byrdak joined Potbelly in August 2015 as Vice President of Information Technology. Prior to joining Potbelly, from June 2006 through July 2015, Ms. Byrdak held various positions at Office Depot, Inc. (previously OfficeMax Incorporated), an office supply retailing company, culminating with Senior Director, IT.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section is intended to provide our shareholders with a clear understanding of our compensation philosophy, objectives and practices; our compensation setting process; our executive compensation program components; and the decisions with respect to the 2018 compensation of each of our Named Executive Officers (“NEOs”). For 2018 our NEOs were:

•	Alan Johnson, President and Chief Executive Officer

•	Tom Fitzgerald, Senior Vice President and Chief Financial Officer

•	Michael Coyne, Senior Vice President and Chief Financial Officer (resigned effective September 2018)

•	Julie Younglove-Webb, Senior Vice President and Chief Restaurant Operations Officer

•	Brandon Rhoten, Senior Vice President and Chief Marketing Officer

•	Matthew Revord, Senior Vice President, Chief Legal Officer, Chief People Officer and Secretary

Executive Summary

Performance Overview for 2018. Fiscal year 2018 was a transition year for our business and our leadership team as we realigned our strategies to return to sustainable and long-term profitable growth. Our objectives for 2018 were to learn what it takes to positively impact same store sales and drive industry-beating traffic trends. We made the investments required and tested new ideas to drive brand awareness, interest and purchase intent and to support our topline, margin, profitability and growth goals. While we achieved meaningful progress toward our objectives, we recognized that there is still work to be done as our actions did not translate into share price performance in 2018.

Our incentive compensation plans worked as intended in 2018. The payouts under those plans were strongly aligned with our financial and stock price performance—demonstrating our commitment to structure an executive compensation program that pays for performance.

2018 Pay Actions. As a result of the above, our 2018 executive compensation was significantly impacted. There were no base salary increases for any of our named executive officers. In addition, aside from new-hire equity awards, none of our named executive officers received equity grants in 2018. Finally, cash bonuses to our named executive officers were limited.

Executive Leadership Transitions. Alan Johnson, our President and Chief Executive Officer, joined us in November of 2017, making fiscal year 2018 the first full year Mr. Johnson was in the position. The past year included several important changes to the senior leadership team reporting to the CEO. Tom Fitzgerald joined the Company as our Chief Financial Officer in December 2018 after Michael Coyne, our former Chief Financial Officer, resigned effective September 2018 to pursue other opportunities. Brandon Rhoten joined the Company in June 2018 as our Chief Marketing Officer and Jeff Welch joined the Company in April 2018 as our Senior Vice President, Development. In addition, two members of our senior leadership team assumed significant additional responsibilities. Julie Younglove-Webb was promoted to Chief Restaurant Operations Officer, from her prior position as Senior Vice President, Operations, and Matthew Revord, our Chief Legal Officer and Secretary, acquired the additional responsibility for the human resources department as our Chief People Officer. All bring exceptional qualifications to their important roles.

Compensation Philosophy and Objectives

Our compensation philosophy is to pay for performance, rewarding employees when performance targets are met. Merit increases, annual incentive compensation, equity awards, and incremental paid time off are all tied to performance and results. Our compensation programs are designed to attract, retain, motivate, and reward employees. Our pay program is designed to compensate employees commensurate with the scope and influence of the employee’s role and the extent to which an employee contributes to the achievement of key initiatives and financial targets, and demonstrates our values. All of our compensation programs are designed to align and reward actions that we believe contribute to our competitiveness and encourage superior performance.

COMPENSATION DISCUSSION AND ANALYSIS

We evaluate our executives on a scale of one through five. A score of three means the executive is a “Contributor,” four is a “High Contributor” and five is a “Star.” Annual cash compensation varies based on the executive’s score, other individual performance measures, Company performance, and contributions to Potbelly.

Executive pay is tied to both the Company’s and the individual’s annual performance. Merit increases, annual incentive compensation, equity compensation, when granted, and paid time off are generally awarded in March or April of each year, following completion of the first quarter annual performance review cycle, the annual financial audit, and approval from the Compensation Committee. The employment agreements of our named executive officers specify each executive’s annual incentive bonus target under our current bonus program. In addition, at the discretion of the Compensation Committee in the case of our Chief Executive Officer, and at the discretion of our Chief Executive Officer and upon the approval of the Compensation Committee in the case of our other executive officers, there may be an increase or decrease applied to the annual bonus awarded to an executive, including the other named executive officers, in order to account for exceptional circumstances. However, it is anticipated that such bonuses would only be awarded under unusual circumstances to further the objectives of our compensation program.

Elements of Executive Compensation

The following table provides information regarding the elements of our executive compensation program.

Element	Form	Objectives and Basis

Base Salary	Cash	Attract and retain highly qualified executives. Determined based on the position’s importance within the Company, the executive’s experience, and external market data.

Long-Term Incentive	RSUs and stock options. Replacing stock options with PSUs in 2019.	Aligns the incentives of our executive officers with shareholder interests and rewards the creation of shareholder value; retain executives through long-term vesting.

Annual Incentive Plan	Cash

Determined under our Support Center Annual Incentive Plan, which provides for variable payouts based on financial performance against pre-established total company revenue and adjusted EBITDA targets and Compensation Committee discretion.

Other Compensation Policies. In addition to the principal compensation elements described above, we provide our executive officers with access to the same benefits we provide all of our full-time employees. Our officers also receive certain limited perquisites and other personal benefits that we believe are reasonable and consistent with our compensation objectives. These perquisites have been identified in the “Summary Compensation Table.” We also provide sign-on bonuses and new-hire equity awards (subject to a time-based vesting period) when the Compensation Committee determines it is necessary and appropriate to advance the Company’s interests, including attracting top executive talent from other companies. Sign-on bonuses and new-hire equity awards are an effective means of offsetting the compensation opportunities executives forfeit when they leave a former employer to join the Company.

Our Executive Compensation Process

Compensation for our named executive officers is comprised of base salary, target value of long-term incentive, and target annual incentive bonus. Executive compensation is designed to be competitive with peer companies and market data, as explained below under “Role of Market Data and Our Peer Group.”

Roles and Responsibilities of the Compensation Committee, Compensation Consultant and the CEO in Setting Named Executive Officer Compensation. The Compensation Committee is currently comprised of four independent directors and reports to the Board. In accordance with its obligations as set forth in its charter, the Compensation Committee retains independent consultants and counsel to assist it in evaluating compensation as well as working with the CEO and the CFO to set performance goals. The Compensation Committee determines and approves executive compensation annually, with base salaries, bonus payments (for performance the prior fiscal year), performance goals for long-term incentive grants and annual incentive bonuses approved during the first quarter of the fiscal year. This process allows the Compensation Committee to consider comprehensive information, including the Company’s performance and each named executive officer’s during the prior fiscal year, when making final compensation decisions.

COMPENSATION DISCUSSION AND ANALYSIS

In 2018, Aon Hewitt, which provides occasional consulting services to the Compensation Committee, advised the Compensation Committee on the appropriateness and competitiveness of our compensation programs relative to market practice, our strategy and our internal processes, Aon Hewitt also consulted with the Compensation Committee on restructuring our executive officer long-term incentive with consulting services concerning the introduction of performance share units, which the Company introduced as a new form of equity for executive officers beginning with grants in fiscal year 2019. Aon Hewitt attended Compensation Committee meetings when requested and works with management as necessary to gather and review information required to carry out its obligations.

Mr. Johnson, our CEO, and other members of the management team support the Compensation Committee in the executive compensation process and regularly attend portions of committee meetings. Mr. Johnson provides the Compensation Committee with his perspective regarding the performance of his executive leadership team, including the other named executive officers. Mr. Johnson makes recommendations to the Compensation Committee on the full range of annual executive compensation decisions, except with regard to his own compensation. In accordance with NASDAQ rules, Mr. Johnson was not present when his compensation for fiscal 2018 was being discussed and does not vote on executive compensation matters, and neither Mr. Johnson nor other members of management attended executive sessions of the Compensation Committee.

Role of Market Data and Our Peer Group. As part of the annual executive compensation process, the Compensation Committee reviews compensation levels and practices for executives holding comparable positions at peer group companies and also considers broader compensation survey data. Our market for executive recruiting is generally other restaurant or retail concepts. For non-operations executives, we recruit from the general restaurant industry. In evaluating the competitiveness of our executive compensation program, we compare our executive’s compensation against the restaurant industry, specifically the limited-service restaurant segment, and national and local competitors to help ensure we are competitive, focusing on items such as equity awards, merit pay, incentive pay and paid time off.

The Compensation Committee does not explicitly benchmark our executive officers’ compensation to the peers, but the peer group data is one of multiple reference points used to evaluate our executive compensation programs.

2018 Peer Group. Our peer group consists of casual dining, fine dining, quick casual and quick service restaurants. The Compensation Committee and independent directors considered the peer group in connection with the fiscal 2018 executive compensation decisions. The Compensation Committee reviews the composition of the peer group periodically and will make adjustments to the peer group in response to changes in the size of business operations of the Company and of companies in the peer group, companies in the peer group being acquired or taken private, and other companies in the restaurant industry becoming public. The table below lists the companies that were considered for fiscal 2018.

Casual Dining
Ark Restaurants Corp. BJ’s Restaurants, Inc. Chuy’s Holdings, Inc. Denny’s Corporation	Dine Brands Global, Inc. J. Alexander’s Holdings, Inc. Luby’s Inc.
Fine Dining
Del Frisco’s Restaurant Group, Inc.	Ruth’s Hospitality Group, Inc.
Quick Casual
Fiesta Restaurant Group, Inc. Noodles & Company	The Habit Restaurants, Inc. Zoe’s Kitchen, Inc.
Quick Service
Bojangles’, Inc. Carrols Restaurant Group, Inc. Del Taco Restaurants, Inc.	El Pollo Loco Holdings, Inc. Sonic Corp.

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The Compensation Committee generally reviews and approves base salaries annually during the first quarter of the fiscal year, with new salaries becoming effective in mid-April. For fiscal 2018, the Compensation Committee reviewed and approved the base salaries shown below (and with respect to Mr. Johnson, the Compensation Committee recommended, and the independent directors approved).

	Base Salary (Annualized Rate)
Named Executive Officer	Fiscal 2018	Fiscal 2017	% Change
Alan Johnson (1)	$725,000	$725,000	0%
Tom Fitzgerald (2)	$425,000	—	N/A
Michael Coyne (3)	$395,000	$395,000	0%
Julie Younglove-Webb	$340,000	$340,000	0%
Brandon Rhoten (4)	$425,000	—	N/A
Matthew Revord	$370,000	$370,000	0%
(1)	Mr. Johnson was hired in November 2017.
(2)	Mr. Fitzgerald was hired in December 2018.
(3)	Mr. Coyne resigned from his position effective September 21, 2018.
(4)	Mr. Rhoten was hired in June 2018.

Annual Incentive Plan

The Company has established the Support Center Annual Incentive Plan to provide annual cash incentive compensation to executives. The graphic below illustrates the weighting of the metrics and the calculation of the objective component of the Annual Incentive Plan.

This plan sets a threshold, target, and maximum level for each of these metrics applicable to all executive officers, and the amounts paid are based on the actual results achieved by the Company. The targets are set for the year by the Compensation Committee based on recommendations from the CEO and the CFO and are communicated to executives at the beginning of each year. To be eligible for an award under the plan, the named executive officer must receive an annual individual performance appraisal rating of “Contributor” or higher. The threshold, target and maximum criteria and actual fiscal year 2018 results for Total Company Revenue and Adjusted EBITDA are as follows:

	Threshold (80%)	Target (100%)	Maximum (150%)	2018 Actual Performance	Payout Percentage
Total Company Revenue (in millions)	$427	$447	$467	$422.6	0%
Adjusted EBITDA (1) (in millions)	$40.5	$43.8	$47.8	$35	0%
(1)	For additional information regarding and reconciliation of this non-GAAP financial measure, see Appendix B.

The chart below sets forth the threshold, target, and maximum percentages of base salary for awards under the Support Center Annual Incentive Plan in 2018, together with the actual bonus levels paid to our NEOs, based on actual Company results.

Named Executive Officer	Threshold	Target	Maximum	Bonus Earned
				(%) of Target	($)
Alan Johnson	—	100% of base salary	200% of base salary	0%	$0
Tom Fitzgerald	48% of base salary	60% of base salary	90% of base salary	0%	$0
Michael Coyne	48% of base salary	60% of base salary	90% of base salary	0%	$0
Julie Younglove-Webb	48% of base salary	60% of base salary	90% of base salary	0%	$0
Brandon Rhoten	48% of base salary	60% of base salary	80% of base salary	0%	$0
Matthew Revord	48% of base salary	60% of base salary	90% of base salary	0%	$0

COMPENSATION DISCUSSION AND ANALYSIS

Other Cash Bonuses

For fiscal year 2018, the Company did not achieve the threshold level for either of the metrics. Accordingly, no annual cash incentive awards were paid to the named executive officers under the Support Center Annual Incentive Plan for fiscal 2018 performance, however discretionary cash bonuses were awarded based on the named executive officer’s individual performance ratings.

Mr. Johnson’s employment agreement provides that for fiscal year 2018, Mr. Johnson’s target level shall be 100% of base salary, but that his annual cash incentive award for fiscal year 2018 shall not be less than $543,750. Accordingly, the independent members of the Board awarded Mr. Johnson an annual bonus in the amount of $543,750. Mr. Johnson evaluated the performance of the other NEOs and presented those evaluations to the Compensation Committee during its meetings in the first quarter of 2019. The evaluations included an analysis of each executive’s performance against his or her strategic priorities and operational initiatives. The Compensation Committee concurred with Mr. Johnson’s recommendation to pay modest discretionary cash bonuses to Ms. Younglove-Webb, Mr. Rhoten and Mr. Revord. For Ms. Younglove-Webb and Mr. Revord the bonus was paid in consideration of the additional responsibilities they each assumed during 2018. Ms. Younglove-Webb was promoted to the position of Chief Restaurant Operations Officer and assumed responsibility for training and off-premise aspects of shop operations and Mr. Revord acquired the title of Chief People Officer, responsible for the human resources function. Mr. Rhoten’s bonus was in recognition of the several marketing initiatives he spearheaded since joining the Company in June 2018. In addition, Mr. Coyne and Mr. Revord received a discretionary cash bonus of $200,000 and $150,000, respectively, during fiscal year 2018 in recognition of their contributions while the Company was exploring a potential sale.

Long-Term Incentive Awards

Equity awards represent an important component of our named executive officer compensation. We believe long-term incentive awards align the interests of our shareholders and our named executive officers by increasing the proprietary interest of our named executive officers in the Company’s growth and success; advance the Company’s interests by attracting and retaining qualified employees over time; and motivate our executives to act in the long-term best interests of our shareholders. Long-term incentive awards are currently granted under our Amended and Restated 2013 Long-Term Incentive Plan (the “2013 Long-Term Incentive Plan”), which replaced the Potbelly Corporation 2004 Incentive Plan (the “2004 Incentive Plan”) (provided that outstanding awards under the 2004 Incentive Plan will continue to be subject to the terms of the 2004 Incentive Plan). The 2013 Long-Term Incentive Plan provides for grants of options (including nonqualified stock options and incentive stock options), stock appreciation rights, and full value awards (including restricted stock units and performance stock units). The 2013 Long-Term Incentive Plan is administered by the Compensation Committee. We have adopted the 2019 Long-Term Incentive Plan which, if approved by our shareholders, will replace the 2013 Long-Term Incentive Plan. A description of the 2019 Long-Term Incentive Plan is included in Proposal 5.

The equity compensation for Mr. Johnson is determined by the Board of Directors (other than Mr. Johnson) upon the recommendation of the Compensation Committee. The equity compensation for our named executive officers (other than Mr. Johnson) is determined by the Compensation Committee upon the recommendation of the CEO. The Compensation Committee did not award any long-term incentive plan awards to named executive officers in 2018, except as described below.

Mr. Johnson received a grant of 200,401 stock options and 78,125 restricted stock units in November of 2017 in connection with the signing of his employment agreement. The stock options vest in four equal annual installments, commencing on the first anniversary of the grant date. The restricted stock units vest in three equal annual installments, commencing on the first anniversary of the grant date. In May of 2018, pursuant to an amendment to his employment agreement, Mr. Johnson’s stock options were modified to increase the original exercise price by 10% from $12.80 per share to $14.08 per share. Mr. Johnson received no equity compensation in 2018, as under the terms of his employment agreement Mr. Johnson was not eligible to receive equity compensation as part of the Company’s long-term incentive compensation program until calendar year 2019.

Mr. Fitzgerald received a grant of 93,359 stock options and 37,353 full value awards in December 2018 in connection with the signing of his employment agreement. In June of 2018, in connection with the signing of his employment agreement, Mr. Rhoten received a grant of 47,513 stock options and 19,157 full value awards. For each of Mr. Fitzgerald and Mr. Rhoten, the stock options vest in four equal annual installments and the restricted stock units vest in three equal annual installments, in each instance commencing on the first anniversary of the grant date. Mr. Coyne, Ms. Younglove-Webb and Mr. Revord did not receive equity awards in 2018.

COMPENSATION DISCUSSION AND ANALYSIS

In 2018, the Compensation Committee engaged Aon Hewitt to review executive equity compensation and the design of the long-term incentive plan for executive officers. In consultation with Aon Hewitt, the Compensation Committee and the independent members of the Board approved a new long-term incentive structure. Beginning with grants in 2019, the equity mix for executive officers will change from 50% stock options and 50% restricted stock units to 50% performance stock units and 50% restricted stock units. The performance stock units will have a 3-year cliff vesting and will be earned based on our achievement of adjusted EBITDA and same store sales goals over the three-year performance period, with specific targets designated at the beginning of the performance period by the Compensation Committee. To reflect performance above or below target, each metric has a sliding scale that provides for payouts greater than target (up to a maximum 200% payout) or less than the target number if performance results are lower than target (down to a 50% payout for threshold performance, below which the payout would be 0%).

Other Plans

Our named executive officers are eligible to participate in our 401(k) plan. The Company matches 50% of the contributions that our employees, including our named executive officers, make to the 401(k) plan, with a maximum matching contribution of $3,000 per year.

The Company established in fiscal 2014 a non-qualified deferred compensation plan which allows highly compensated employees to defer a portion of their base salary and variable compensation each plan year. The Company matches 50% of the contributions that our highly-compensated employees, including our named executive officers, make to the deferred compensation plan, with a maximum matching contribution of $3,000 per year. If an employee participates in both the 401(k) plan and the non-qualified deferred compensation plan, the total maximum matching contribution is $3,000 per year.

Executive Stock Ownership Guidelines

Our stock ownership guidelines were established for executive officers to encourage them to have a long-term equity stake in the Company and to align their interests with shareholders. The Board expects that all executive officers own, or acquire within the later of (i) August of 2022, and (ii) five years of first becoming an executive officer, shares of Potbelly common stock (including restricted shares, but not options, under Potbelly’s equity-linked incentive plans) having a market value of a multiple of such executive officer’s annual base salary. For the Chief Executive Officer, the multiple shall be four (4) times annual base salary and for all other executive officers the multiple shall be one and one-half (1.5) times annual base salary.

Employment Agreements

The following is a summary of the employment agreements and similar agreements the Company has entered into with each of the named executive officers.

Chief Executive Officer Employment Agreement. Mr. Johnson entered into an employment agreement with the Company effective as of November 29, 2017 and as amended effective May 14, 2018 (collectively, the “Johnson Agreement”) pursuant to which he will serve as our President and Chief Executive Officer. The Johnson Agreement provides for a base salary of $725,000, subject to increase from time to time in the discretion of the Board. The Johnson Agreement provides that beginning with the 2018 calendar year, Mr. Johnson is eligible for an annual bonus amount to be determined by the Compensation Committee. For the 2018 calendar year, Mr. Johnson will be eligible for an annual target bonus of 100% of base salary, with a maximum bonus of 200% of base salary. Such bonus is subject to satisfaction of applicable Company and individual performance targets and, for the 2018 calendar year shall not be less than $543,750 so long as Mr. Johnson’s termination date does not occur prior to December 31, 2018. The Johnson Agreement also provides for the reimbursement of relocation expenses actually incurred, including transportation expenses, temporary housing, moving household goods, real estate commissions and closing costs incurred with the sale of his current residence and with the purchase of a residence in the Chicago area.

Pursuant to the Johnson Agreement, on November 29, 2017, Mr. Johnson was granted 78,125 restricted stock units with a grant date value of $1,000,000 and granted 200,401 stock options with an exercise price of $12.80 and with a Black-Scholes value of $1,000,000. On May 14, 2018, pursuant to an amendment to his employment agreement, Mr. Johnson’s stock options were modified to increase the original exercise price by 10% to $14.08 per share. The increase in the exercise price lowered the fair value of the awards from the fair value calculated based on the original terms of the stock option awards. Under the Johnson Agreement, Mr. Johnson was not eligible for any equity awards under any Company equity incentive plan in calendar year 2018. The Johnson Agreement contemplates that Mr. Johnson may be granted equity awards under the Company’s equity incentive plan beginning with calendar year 2019 with a target award value of $1,000,000, with the actual value of the equity award for any year determined by the Compensation Committee in its sole discretion.

COMPENSATION DISCUSSION AND ANALYSIS

The Johnson Agreement terminates upon death, disability, termination by us with or without cause or resignation by Mr. Johnson with or without good reason. The Johnson Agreement generally defines “cause” as Mr. Johnson’s (i) willful and continued failure to substantially perform his duties for the Company (other than due to his disability); (ii) willful engagement in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; (iii) engaging in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Board, Mr. Johnson’s credibility and reputation no longer confirm to the standard of the Company’s executives; (iv) indictment for the commission of a crime that constitutes a felony; or (v) a breach of his confidentiality, non-competition, non-interference and intellectual property agreement. The Johnson Agreement generally defines “good reason” as (1) assignment of duties that are materially inconsistent with his position and that result in a substantial diminution of the duties applicable to the position; (2) material reduction in base salary; (3) relocation to a place more than 50 miles from Chicago; or (4) material breach of the agreement by us.

Mr. Johnson is also a party to a confidentiality, noncompetition, noninterference and intellectual property agreement, with the noncompetition and noninterference covenants lasting for one year after termination of employment. For information regarding the severance benefits under the Johnson Agreement as well as the treatment of Mr. Johnson’s outstanding equity awards upon a qualifying termination or a corporate transaction/change in control, see “—Potential Payments Upon Termination of Employment or a Corporate Transaction/Change in Control—Alan Johnson Employment Agreement,” on page 45 of this Proxy Statement.

Named Executive Officer Employment Agreements. Mr. Fitzgerald entered into an employment agreement with the Company effective as of December 3, 2018, pursuant to which Mr. Fitzgerald serves as our Senior Vice President and Chief Financial Officer. Mr. Rhoten serves as our Senior Vice President and Chief Marketing Officer pursuant to an employment agreement with the Company effective as of June 4, 2018. Mr. Coyne (our former Senior Vice President and Chief Financial Officer) and Ms. Younglove-Webb each entered into an employment agreement with the Company effective as of May 1, 2015. Her employment agreement designates Ms. Younglove-Webb as our Senior Vice President, Operations, however she has since been promoted to Senior Vice President and Chief Restaurant Operations Officer. Mr. Revord entered into a new employment agreement effective as of July 25, 2013, and amended effective April 22, 2015, designating him as our Senior Vice President, General Counsel and Secretary. Mr. Revord has since taken on additional responsibilities and currently serves as our Senior Vice President, Chief Legal Officer, Chief People Officer and Secretary.

Each NEOs employment agreement provides for a base salary subject to increase from time to time by the Compensation Committee at the recommendation of our President and Chief Executive Officer. Under the employment agreements, the NEOs are each eligible for annual bonus in accordance with incentive plan metrics recommended by the CEO and CFO and approved by the Compensation Committee. The employment agreements also provide the executives with standard benefits and perquisites. The employment agreements contemplate that the executives may be granted equity awards under our equity incentive plans.

Effective July 18, 2017, Mr. Coyne entered into a Letter Agreement with the Company which provided that, in consideration for his service as interim chief executive officer, the Company agreed to pay him additional compensation of $25,000 per calendar month ($12,500 for any calendar month for which he provides services as interim chief executive officer for 14 days or less). This additional compensation was in addition to Mr. Coyne’s base salary, which remained unchanged. The additional compensation was not treated as base salary, bonus or other compensation for purposes of his employment agreement.

Our NEOs each continue to be parties to a confidentiality, noncompetition, noninterference and intellectual property agreement, with the noncompetition and noninterference covenants lasting for one year after termination of employment.

Executive Officer Retention Awards. On July 17, 2017, the Compensation Committee authorized the Company to enter into retention agreements with each of Mr. Coyne, Ms. Younglove-Webb and Mr. Revord. Subject to the restrictions set forth in the retention agreements, each of Mr. Coyne, Ms. Younglove-Webb and Mr. Revord were eligible to receive a cash retention award in an amount equal to $444,375, $382,500, and $416,250, respectively, in the event he or she remained continuously employed with the Company through December 31, 2018. The retention awards were payable only if the executive (1) remained employed in good standing through the retention date, or was terminated by the Company other than for cause (as defined in the Retention Agreements); and (2) delivered a valid and irrevocable release and waiver in form provided by the Company. The retention payment were payable in one lump sum payment sixty days following the earlier of (i) the executive’s termination date (as defined in the Retention Agreement) or (ii) December 31, 2018. Mr. Coyne resigned from his position prior to December 31, 2018 and was therefore ineligible to receive his retention award. Ms. Younglove-Webb and Mr. Revord earned, and were paid, their respective retention awards in fiscal year 2019, and as a result, these awards are not included in the Summary Compensation Table for fiscal year 2018. For information regarding the retention payments under the Retention Agreements, see “—Potential Payments Upon Termination of Employment or a Corporate Transaction/Change in Control—Executive Retention Agreements,” on page 45 of this Proxy Statement.

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Ann-Marie Campbell, Chairman

Marla Gottschalk

Harvey Kanter

Ben Rosenzweig

2018 COMPENSATION TABLES

2018 COMPENSATION TABLES

2018 Summary Compensation Table

The following table summarizes compensation for the years ending December 30, 2018, December 31, 2017 and December 25, 2016 earned by our named executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	All Other Compensation (4)	Total
Alan Johnson (5)	2018	$725,000	$543,750	$—	$—	$—	$399,501	$1,668,21
Chief Executive Officer	2017	$36,250	$—	$1,000,000	$1,000,000	$—	$—	$2,036,250
(Principal Executive Officer)
Thomas Fitzgerald (6)	2018	$16,346	$—	$350,000	$350,000	$—	$—	$716,346
Chief Financial Officer
(Principal Financial Officer)
Michael Coyne (7)	2018	$319,385	$200,000	$—	$—	$—	$—	$519,385
Former Chief Financial Officer	2017	$505,144	$—	$200,000	$200,000	$—	$—	$905,144
(Principal Financial Officer)	2016	$383,221	$110,000	$—	$200,000	$—	$—	$693,221
Interim Chief Executive Officer
(Principal Executive Officer)
Julie Younglove-Webb	2018	$340,000	$51,000	$—	$—	$—	$—	$391,000
Chief Restaurant Operations	2017	$335,961	$—	$195,000	$195,000	$—	$—	$725,961
Officer	2016	$322,308	$95,000	$—	$200,000	$—	$—	$617,308
Brandon Rhoten (8)	2018	$228,846	$36,678	$250,000	$250,000	$—	$21,157	$786,681
Chief Marketing Officer
Matthew Revord	2018	$370,000	$205,500	$—	$—	$—	$—	$575,500
Chief Legal Officer, Chief	2017	$367,442	$—	$150,000	$150,000	$—	$—	$667,442
People Officer	2016	$357,673	$100,000	$—	$180,000	$—	$—	$637,673
(1)	Represents a guaranteed bonus paid to Mr. Johnson pursuant to the terms of his employment agreement and discretionary bonuses paid to Mr. Coyne, Ms. Younglove-Webb, Mr. Rhoten, and Mr. Revord.
(2)

Represents the aggregate grant date fair value of restricted stock units calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2018 for a discussion of the relevant assumptions used in calculating these amounts. The amounts reported in this column do not correspond to the actual value that will be recognized by the NEOs. The actual value that an NEO may realize will depend on the stock price at the date of vesting and the NEO’s continued service through the vesting period. The Company issued 78,125 restricted stock units, which vest over a period of three years, to Mr. Johnson in November 2017 in connection with his joining Potbelly. The Company issued 37,353 restricted stock units, which vest over a period of three years, to Mr. Fitzgerald in December 2018 in connection with his joining Potbelly. The Company issued 19,157 restricted stock units to Mr. Rhoten in June 2018 in connection with his joining Potbelly.

(3)

Represents the aggregate grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 30, 2018 for a discussion of the relevant assumptions used in calculating these amounts. In November 2017, Mr. Johnson was granted 200,401 stock options in connection with his joining the Company. On May 14, 2018, pursuant to an amendment to his employment agreement, Mr. Johnson’s stock options were modified to increase the original exercise price by 10% to $14.08 per share. The increase in the exercise price lowered the fair value of the awards from the fair value calculated based on the original terms of the stock option awards, and the incremental fair value of the modified stock options calculated in accordance with ASC 718 is $0. The Company granted 93,359 stock options to Mr. Fitzgerald in December 2018 in connection with his joining Potbelly. The options vest and become exercisable over a period of four years. The Company issued 47,513 stock options, which vest and become exercisable over a period of 4 years, to Mr. Rhoten in June 2018 in connection with his joining Potbelly.

(4)

Amount for Mr. Johnson under All Other Compensation represents relocation expenses in the amount of $234,632, Company-paid life insurance in the amount of $387, parking expenses in the amount of $4,322, and related tax reimbursements in the amount of $160,160. Amount for Mr. Rhoten under All Other Compensation represents relocation expenses in the amount of $18,459, Company-paid life insurance in the amount of $32, and parking expenses in the amount of $2,666.

(5)	Mr. Johnson joined the Company as Chief Executive Officer effective November 29, 2017.
(6)	Mr. Fitzgerald joined the Company as Chief Financial Officer effective December 3, 2018.
(7)

Mr. Coyne served as Interim Chief Executive Officer from July 2017 until November 2017 and left the Company in September 2018. Included in his 2018 salary is a $12,500 stipend paid to Mr. Coyne for his service as Interim Chief Executive Officer, and included in his 2017 salary is a $112,500 stipend for his services as Interim Executive Officer. See “Employment Agreements-Named Executive Officers” below.

(8)	Mr. Rhoten joined the Company as Chief Marketing Officer effective June 4, 2018.

2018 COMPENSATION TABLES

Grants of Plan-Based Awards in 2018

The following table sets forth information regarding fiscal 2018 annual incentive bonus awards and equity awards granted to our NEOs for fiscal 2018 performance.

			Potential Future Payouts Under Non-Equity Incentive Plan Awards			Potential Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Award	Grant Date)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Alan Johnson(1)

Thomas Fitzgerald	Stock Options(2) RSUs(3)	12/3/2018 12/3/2018							37,353	93,359	9.37	350,000 350,000

Michael Coyne

Julie Younglove-Webb

Brandon Rhoten	Stock Options(2) RSUs(3)	6/4/2018 6/4/2018							19,157	47,513	13.05	250,000 250,000

Matthew Revord
(1)

Mr. Johnson did not receive any equity awards in 2018. On May 14, 2018, pursuant to an amendment to his employment agreement, Mr. Johnson’s stock options were modified to increase the original exercise price by 10% from $12.80 per share to $14.08 per share. The Company accounted for this stock grant modification in accordance with Accounting Standards Codification ASC 781 Compensation-Stock Based Compensation.

Grant Date	Option Shares Outstanding (#)	Original Exercise Price ($)	2018 Revised Exercise Price ($)
11/29/2017	78,125	12.80	14.08
(2)	Reflects stock options that vest in four equal annual installments (subject to rounding of partial shares) beginning on the first anniversary of the grant date.
(3)	Reflects restricted stock units that vest in three equal annual installments (subject to rounding of partial shares) beginning on the first anniversary of the grant date.

2018 COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes outstanding stock options and stock awards for each named executive officer as of December 31, 2018.

	Options Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Number of Units of Stock That Have Not Vested	Market Value of Units of Stock That Have Not Vested (2)
Named Executive Officer	Exercisable	Unexercisable (1)	Option Exercise Price Per Share	Option Expiration Date
Alan Johnson	50,100	150,301	$14.08	11/29/2027	52,083	$417,706
Tom Fitzgerald	0	93,359	$9.37	12/3/2028	37,353	$299,571
Brandon Rhoten	0	47,513	$13.05	6/4/2028	19,157	$153,639
Michael Coyne	112,500	0	$14.22	5/8/2025
	14,072	0	$13.73	3/4/2026
	11,369	0	$11.05	5/11/2027
Julie Younglove-Webb					11,764	$94,347
	3,709	0	$7.00	7/1/2020
	10,000	0	$7.22	5/10/2021
	20,000	0	$8.16	3/5/2022
	20,000	0	$9.47	3/5/2023
	25,000	0	$14.00	10/4/2023
	7,185	0	$20.53	3/6/2024
	71,250	23,750	$14.22	5/8/2025
	14,072	14,073	$13.73	3/4/2026
	11,084	33,255	$11.05	5/11/2027
Brandon Rhoten	0	47,513	$13.05	6/4/2028	19,157	$153,639
Matthew Revord					9,050	$72,581
	18,200	0	$8.00	1/22/2019
	5,849	0	$8.00	8/5/2019
	7,000	0	$7.00	7/1/2020
	49,427	0	$7.22	5/10/2021
	75,000	0	$14.00	10/4/2023
	14,369	0	$20.53	3/6/2024
	56,250	18,750	$12.98	3/5/2025
	12,665	12,666	$13.73	3/4/2026
	8,526	25,581	$11.05	5/11/2027

2018 COMPENSATION TABLES

(1)

Unvested portions of option awards are generally forfeited upon termination of employment. See “—Potential Payments Upon Termination of Employment or a Corporate Transaction/Change of Control” for additional information regarding accelerated vesting on certain terminations of employments. The vesting dates for the stock option awards described in the Outstanding Equity Awards at Fiscal Year-End table are as follows:

Named Executive Officer	Vest Date	Number of Securities Underlying Unexercised Options
Alan Johnson	11/29/2019	50,100
	11/29/2020	50,100
	11/29/2021	50,101
Tom Fitzgerald	12/3/2019	23,339
	12/3/2020	23,340
	12/3/2021	23,340
	12/3/2022	23,340
Julie Younglove-Webb	3/4/2019	7,036
	3/7/2019	11,085
	5/8/2019	23,750
	3/4/2020	7,037
	3/7/2020	11,085
	3/7/2021	11,085
Brandon Rhoten	6/4/2019	11,878
	6/4/2020	11,878
	6/4/2021	11,878
	6/4/2022	11,879
Matthew Revord	3/4/2019	6,333
	3/5/2019	18,750
	3/7/2019	8,527
	3/4/2020	6,333
	3/7/2020	8,527
	3/7/2021	8,527
(2)	The market value of the restricted stock unit awards was determined based on the closing price of our common stock on the last trading day of the fiscal year, December 28, 2018, which was $8.02.

2018 COMPENSATION TABLES

Option Exercises and Stock Vested

The following table provides information regarding stock options that were exercised by our named executive officers and stock awards that vested during fiscal 2018. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)
Alan Johnson	11/29/2017			26,042	266,410
Tom Fitzgerald
Michael Coyne	5/11/2017			6,034	79,648
Julie Younglove-Webb	1/7/2009	20,000	99,000
	5/11/2017			5,883	77,655
Brandon Rhoten
Matthew Revord	1/22/2009	20,000	99,000
	1/22/2009	1,800	36
	5/11/2017			4,525	59,730

(1)

The value realized on exercise is calculated by multiplying the number of shares of our common stock that were acquired by the difference between the fair market value of a share of our common stock at the time of exercise and the exercise price of the stock option. The fair market value of a share of our common stock is based on the price of a share of our common stock as reported on NASDAQ.

(2)

The value realized on vesting is calculated by multiplying the number of shares of our common stock that vested by the fair market value of a share of our common stock on the vesting date. The fair market value of a share of our common stock is based on the closing price of a share of our common stock on the vesting date as reported on NASDAQ.

Potential Payments Upon Termination of Employment or a Corporate Transaction/Change in Control

Each of our named executive officers serves at the pleasure of our Board of Directors. Our employment agreements with the named executive officers include provisions requiring us to make post-termination payments upon certain qualifying termination events. The disclosure below describes certain compensation that may become payable as a result of a qualifying termination of employment, based on the employment agreement in effect for each executive on December 28, 2018, the last business day of fiscal year 2018. In addition, the following disclosure describes the impact of a qualifying termination of employment (where a “qualifying termination means a termination by the Company without cause or termination by the named executive officer for good reason), a corporate transaction or a change in control, termination due to death or disability, or retirement under the terms of the our named executive officers’ employment agreements and equity awards held by each of our named executive officers as of December 28, 2018. These benefits are in lieu of benefits generally available to salaried employees. Mr. Coyne did not receive any payments or benefits upon termination other than base salary accrued through his termination date.

Alan Johnson Employment Agreement. The Johnson Agreement provides for severance pay and benefits if Mr. Johnson is terminated in a qualifying termination or if Mr. Johnson’s employment is terminated due to death or disability. In the event Mr. Johnson’s employment terminates in a qualifying termination prior to a Change in Control, Mr. Johnson is entitled to a cash severance payment equal to 12 months of base salary payable in installments over 12 months; the amount of any annual bonus earned for the most recently completed fiscal year, to the extent it hasn’t already been paid; and a payment equal to the amount of the annual bonus that Mr. Johnson would have received for the year in which the termination occurs pro-rated through the date of termination and based on actual performance for the year of termination; and subsidized COBRA benefits for 12 months, all subject to a release. In the event Mr. Johnson’s employment terminates in a qualifying termination on or within 12 months after a Change in Control, Mr. Johnson is entitled to a lump sum payment equal to 18 months of base salary plus his target annual bonus for the year in which the termination date occurs; any annual bonus earned with respect to the most recently completed fiscal year; subsidized COBRA benefits for 12 months; and all equity awards shall vest and shall be exercisable. Payments and benefits in connection with a Change in Control are not subject to a release. If termination occurs due to death or disability, Mr. Johnson will receive any accrued amounts otherwise owed.

2018 COMPENSATION TABLES

Named Executive Officer Employment Agreements. The employment agreements for the named executive officers (other than Mr. Johnson) provide for severance pay and benefits if the executive is terminated in a qualifying termination or if the executive’s employment is terminated due to death or disability. In the event the executive’s employment terminates in a qualifying termination prior to a Change in Control, the executive is entitled to a cash severance payment equal to 12 months of base salary payable in installments over 12 months and subsidized COBRA benefits for 12 months, all subject to a release. In the event the executive’s employment terminates in a qualifying termination on or within 12 months after a Change in Control, the executive is entitled to the same severance payments and benefits described above and a payment equal to the amount of the annual bonus that the executive would have received for the year in which the termination occurs pro-rated through the date of termination and based on actual performance for the year of termination (the “Pro-rated Bonus”). Payments and benefits in connection with a Change in Control are not subject to a release. If termination occurs due to death or disability, in addition to any accrued amounts otherwise owed to the executive, the executive will receive the Pro-rated Bonus, subject to a release. The NEOs’ employment agreements generally define “cause” as the executive’s (i) intentional misrepresentation of material information, (ii) felony indictment, (iii) commission of an act involving moral turpitude, (iv) material breach or material default of written obligations that remain unremedied for 30 days after notice, (v) fraud, (vi) embezzlement, (vii) failure to comply with our Board of Director’s written lawful direction that remains unremedied for 30 days after notice, or (viii) willful action to harm the Company or its affiliates. Their employment agreements generally define “good reason” as (1) reduction in base salary or target or maximum bonus percentages, (2) material reduction in position, authority, office, responsibilities or duties, (3) material breach of the agreement by us, or (4) relocation to a place more than 50 miles from Chicago, in each case without the executive’s consent.

Executive Retention Agreements. The retention agreements for Ms. Younglove-Webb and Mr. Revord provide for the payment of a cash retention award to Ms. Younglove-Webb and Mr. Revord in an amount equal to $382,500 and $416,250, respectively, in the event he or she remains continuously employed with the Company through the retention date December 31, 2018. The retention payment is payable only if the executive (1) remains employed in good standing through the retention date, or is terminated other than for cause (as defined in the retention agreements); and (2) delivers a valid and irrevocable release and waiver in form provided by the Company. The retention payment will be payable to the relevant executive in one lump sum payment made sixty days following the earlier of (i) the executive’s termination of employment by the Company other than for cause or (ii) December 31, 2018. In addition, if the executive’s termination is due to death or disability and occurs prior to the retention date and on or after the six month anniversary of the retention agreement’s effective date, the executive shall be entitled to the retention payment. If the executive’s termination is due to death or disability and occurs prior to the retention date but prior to the six month anniversary of the effective date of the retention agreement, the executive shall be entitled to a pro rata portion of the retention payment.

Options Granted Prior to 2011. Options granted to our named executive officers prior to 2011 generally contain the following termination and change in control provisions:

•

If an executive’s employment with the Company terminates for any reason other than cause, disability or death, vested options may thereafter be exercised by the executive until the earlier to occur of: (i) the date that is 90 days after the effective date of the executive’s termination of employment, and (ii) the expiration date of the option, and to the extent the options are not so exercised, they shall terminate upon such earlier date. If the executive dies following a termination for other than cause during the period described in the preceding sentence, vested options may thereafter be exercised by the executive’s legal representative until the earlier to occur of: (i) the date that is one year after the effective date of the executive’s termination of employment, and (ii) the expiration date, and to the extent the options are not so exercised, they shall terminate upon such earlier date.

•

If an executive’s employment with the Company terminates by reason of disability or death, vested options may thereafter be exercised by the executive or the executive’s legal representative until the earlier to occur of: (i) the date that is one year after the effective date of the executive’s termination of employment, and (ii) the expiration date, and to the extent the options are not so exercised, they shall terminate upon such earlier date.

•	If an executive is terminated for cause or the executive breaches a covenant in an agreement with the Company, the options automatically terminate.

•

In the event of a Corporate Transaction, the Board of Directors may take action such as (i) providing for the options to be assumed, or equivalent options to be substituted, by the acquiring company; (ii) providing for termination of vested but unexercised options unless exercised prior to the transaction; (iii) providing for receipt by the executive of a cash payment based on the difference between the transaction price and the exercise price; and/or (iv) providing for accelerated vesting prior to the transaction and termination following such transaction.

2018 COMPENSATION TABLES

The following table quantifies the potential payments and benefits to which the named executive officers would have been entitled to receive if one of several different termination of employment or change in control events occurred on December 30, 2018. All employees are also entitled to life insurance benefits of up to the amount of such employee’s base salary, up to a maximum amount of $125,000, if death occurs while actively employed, which benefit is also not included in the table below. With regard to all options and RSUs subject to time-based vesting at December 30, 2018, the assumed values of the awards are shown in the table in the applicable columns. The value of each stock option as to which vesting is accelerated is assumed to be equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share and $8.02, the closing price of our common stock on December 28, 2018 (the last business day of the fiscal year). For RSUs, the value shown in the table is based on the number of RSUs multiplied by $8.02.

Name	Benefit	Voluntary Termination For Good Reason	Involuntary Termination Without Cause	Qualifying Termination (following Change in Control)	Death/ Disability (1)
Alan Johnson	Cash Severance	$725,000	$725,000	$1,087,500	$—
	Cash Bonus	$543,750	$543,750	$1,268,750	$—
	Subsidized COBRA	$5,257	$5,257	$5,257	$—
	Options	$—	$—	$—	$—
	RSUs	$—	$—	$417,706	$—

	TOTAL	$1,274,007	$1,274,007	$2,779,213	$—
Tom Fitzgerald	Cash Severance	$425,000	$425,000	$425,000	$—
	Cash Bonus	$—	$—	$—	$—
	Subsidized COBRA	$7,012	$7,012	$7,012	$—
	Options	$—	$—	$—	$—
	RSUs	$—	$—	$—	$—

	TOTAL	$432,012	$432,012	$432,012	$—
Julie Younglove-Webb	Cash Severance	$340,000	$340,000	$340,000	$—
	Cash Bonus	$—	$—	$—	$—
	Options	$—	$—	$—	$—
	Subsidized COBRA	$10,852	$10,852	$10,852	$—
	RSUs	$—	$—	$—	$—
	Retention Payment	$—	$382,500	$382,500	$382,500

	TOTAL	$350,852	$733,352	$733,352	$382,500
Brandon Rhoten	Cash Severance	$425,000	$425,000	$425,000	$—
	Cash Bonus	$—	$—	$—	$—
	Subsidized COBRA	$7,169	$7,169	$7,169	$—
	Options	$—	$—	$—	$—
	RSUs	$—	$—	$—	$—

	TOTAL	$432,169	$432,169	$432,169	$—
Matthew Revord	Cash Severance	$370,000	$370,000	$370,000	$—
	Cash Bonus	$—	$—	$—	$—
	Options	$—	$—	$—	$—
	Subsidized COBRA	$7,168	$7,168	$7,168	$—
	RSUs	$—	$—	$—	$—
	Retention Payment	$—	$416,250	$416,250	$416,250

	TOTAL	$377,168	$793,418	$793,418	$416,250
(1)

As noted above, if a named executive officer’s termination occurs due to death or disability, the named executive officer would receive a Pro-rated Bonus under the Annual Incentive Plan. For fiscal year 2018, the Company did not achieve the threshold level for cash bonus payments under the Annual Incentive Plan.

RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTIONS

Indemnification Agreements

We have entered into indemnification agreements with our current directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of our Company, arising out of such person’s services as a director or executive officer of ours. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy relating to the approval of related party transactions. Our Audit Committee will review certain financial transactions, arrangements and relationships between us and any of the following related parties:

•	any of our directors, director nominees or executive officers;

•	any beneficial owner of more than 5% of our outstanding stock;

•	any immediate family member of any of the foregoing; and

•	any entity in which any of the foregoing is employed or has more than a 5% beneficial ownership.

Any member of the Audit Committee who is a party to a transaction under review will not be permitted to participate in the discussions, consideration or approval of such transaction. Prior to entering into any related party transaction, the interested director or officer shall provide notice of such transaction to our Chief Legal Officer. The Audit Committee shall review any such submissions and shall consider all relevant facts and circumstances of such transaction. The Audit Committee shall approve only those proposed transactions that are in, or not inconsistent with, the best interests of Potbelly and its shareholders.

In the event management determines a related party transaction exists which was not approved by the Audit Committee, management will submit the transaction to the Audit Committee for consideration. The Audit Committee shall consider all relevant facts and circumstances of such transaction, and shall evaluate all options, including but not limited to ratification, amendment, termination or rescission of the transaction.

The policy lists certain types of transaction in which an officer or director may have an interest that are deemed not to require review as a related party transaction, including (i) transactions in the ordinary course of business not exceeding $25,000, (ii) certain charitable contributions, and (iii) certain approved compensation arrangements.

There have been no related party transactions requiring approval or ratification under the policy since the beginning of fiscal year 2018.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Except where indicated by footnote, the following tables set forth information as of March 26, 2019 as to the beneficial ownership of our common stock by:

•	each person (or group of affiliated persons) known to us to beneficially own more than 5 percent of our common stock;

•	each of our executive officers;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under SEC rules and generally includes shares for which the holder has voting or investment power. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated below, the address for each listed director, officer and shareholder is c/o Potbelly Corporation, 111 North Canal Street, Suite 850, Chicago, Illinois 60606. The percentage of beneficial ownership shown in the following tables is based on 24,100,611 outstanding shares of common stock as of March 26, 2019. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of stock options exercisable or vesting within 60 days after March 26, 2019 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Name of Beneficial Owner	Number of Shares Beneficial Owned	Percentage of Class Beneficially Owned
Beneficial Owners of 5% or more of outstanding common stock
Renaissance Technologies LLC (1)	1,970,700	8%
Blackrock Inc.(2)	1,696,625	7%
Privet Fund LP et al. (3)	1,548,290	6%
Dimensional Fund Advisors LP (4)	1,427,482	6%
The Vanguard Group (5)	1,247,342	5%
Directors and Executive Officers
Alan Johnson (6)	179,697	1%
Tom Fitzgerald (7)	37,353	*
Michael Coyne (8)	241,721	1%
Julie Younglove-Webb (9)	284,282	1%
Brandon Rhoten (10)	35,822	*
Matthew Revord (11)	315,584	1%
Jeff Welch	—	*
Maryann Byrdak (12)	20,440	*
Pete Bassi (13)	81,803	*
Joseph Boehm (14)	17,114	*
Ann-Marie Campbell (15)	29,683	*
Susan Chapman-Hughes (16)	35,712	*
Sue Collyns (17)	5,703	*
Dan Ginsberg (18)	40,865	*
Marla Gottschalk (19)	153,310	1%
Harvey Kanter (20)	27,662	*
Benjamin Rosenzweig (21)	11,122	*
All directors and executive officers as a group (17 people)	1,517,873	6%
*	Represents less than 1.0%

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

(1)

Based solely on report of Schedule 13G filed February 13, 2019. The shares are owned by Renaissance Technologies LLC (“RTC”) and beneficially owned by Renaissance Technologies Holdings Corporation (“RTHC”) because of RHTC’s majority ownership of RTC. RTC and RTHC have sole voting power and sole dispositive power over the shares. The address for these entities is 800 Third Avenue, New York, New York 10022.

(2)

Based solely on report of Schedule 13G filed February 6, 2019. Blackrock, Inc. has sole voting power over 1,654,882 shares and sole dispositive power over 1,696,625 shares. The address for this entity is 55 East 52nd Street, New York, New York 10055.

(3)

Based solely on report of Schedule 13D filed December 18, 2018. Consists of shares owned by Privet Fund LP (“Privet”) and shares beneficially owned by Privet’s managing partner, Privet Fund Management LLC (“Privet Management”), and Privet Management’s sole managing member, Ryan Levenson. Privet Management and Ryan Levenson have shared voting and dispositive power over the shares. Privet has shared voting and dispositive power over 1,458,790 shares. The address for these parties is 79 West Paces Ferry Road, Suite 200B, Atlanta, Georgia 30305.

(4)

Based solely on report of Schedule 13G filed February 8, 2019. Dimensional Fund Advisors LP (“Dimensional”) is an investment adviser who furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively, the “Funds”). The Funds own the shares and Dimensional may be deemed beneficial owner as a result of its serving as investment advisor or investment manager. Dimensional or its subsidiaries have sole voting power over 1,363,625 shares and sole dispositive power over 1,427,482 shares. The address for these entities is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)

Based solely on report of Schedule 13G filed February 11, 2019. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. (Vanguard”), is the beneficial owner of 45,377 shares as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 3,246 shares as a result of its serving as investment manager of Australian investment offerings. Vanguard has sole voting power over 47,223 shares, shared voting power over 1,400 shares, sole dispositive power over 1,200,565 shares, and shared dispositive power over 46,777 shares. The address for these entities is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)	Consists of 129,597 shares of common stock and options to purchase 50,100 shares of common stock.
(7)	Consists of 37,353 shares of common stock.
(8)	Consists of 18,100 shares of common stock and options to purchase 223,621 shares of common stock.
(9)	Consists of 60,111 shares of common stock and options to purchase 224,171 shares of common stock.
(10)	Consists of 35,822 shares of common stock.
(11)

Includes 39,113 shares of common stock; options to purchase 262,696 shares of common stock; and 13,775 shares of common stock held by the Matthew J. Revord Declaration of Trust, of which Mr. Revord is a beneficiary.

(12)	Consists of 8,452 shares of common stock and options to purchase 11,988 shares of common stock.
(13)	Includes 38,280 shares of common stock; options to purchase 35,807 shares of common stock; and 7,716 shares of common stock held by a family trust of which Mr. Bassi is a beneficiary.
(14)	Consists of 17,114 shares of common stock.
(15)	Consists of 29,683 shares of common stock.
(16)	Consists of 35,712 shares of common stock.
(17)	Consists of 5,703 shares of common stock.
(18)	Consists of 40,865 shares of common stock.
(19)	Consists of 101,696 shares of common stock and options to purchase 51,614 shares of common stock.
(20)	Consists of 27,662 shares of common stock.
(21)	Consists of 11,122 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Compliance with Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and on written representations from our officers and directors, we believe that during 2018 all Section 16(a) filing requirements were complied with on a timely basis, except that each of (1) Sue Collyns, (2) Matt Revord, and (3) Julie Younglove-Webb was late in filing one required report on Form 4 relating to one transaction, in each case due to administrative error.

OTHER MATTERS

OTHER MATTERS

Shareholder Proposals for the 2020 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in the Company’s proxy materials for the 2020 Annual Meeting a shareholder proposal must be received in writing by the Company by the close of business on December 4, 2019 and otherwise comply with all requirements of the SEC for shareholder proposals. The Company’s address is 111 N. Canal Street, Suite 850, Chicago, IL 60606.

In addition, our Bylaws provide that any shareholder who desires to bring a proposal before an annual meeting, or to nominate persons for election as directors, must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting. Accordingly, to be timely, a notice must be received no earlier than the close of business on January 17, 2020 and no later than the close of business on February 14, 2020 (assuming the meeting is held not more than 30 days before or more than 60 days after May 16, 2020). The notice must describe the shareholder proposal in reasonable detail and provide certain other information required by our Bylaws.

Form 10-K and Other Filings

Upon written request and at no charge, we will provide a copy of any of our filings with the SEC, including our Annual Report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. These documents are also available on our website at http://investors.potbelly.com/financial-information/sec-filings, and the website of the SEC at www.sec.gov.

Householding

SEC rules allow delivery of a single annual report and proxy materials to households at which two or more shareholders reside, unless the affected shareholder has provided contrary instructions. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one set of the annual report and other proxy materials, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities), as applicable, will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such shareholders may receive only one set of the annual report and other proxy materials. Upon written or oral request, Potbelly Corporation will promptly deliver a separate set of our annual report and proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate set of our annual report and proxy materials, you may write or call Potbelly Corporation at Potbelly Corporation, 111 North Canal Street, Suite 850, Chicago, Illinois 60606, Attention: Corporate Secretary, telephone (312) 951-0600. Shareholders currently sharing an address with another shareholder who wish to have only one set of our annual report and other proxy materials delivered to the household in the future should also contact our corporate secretary.

APPENDIX A

APPENDIX A – POTBELLY CORPORATION 2019 LONG-TERM INCENTIVE PLAN

POTBELLY CORPORATION 2019 LONG-TERM INCENTIVE PLAN

(Effective May 16, 2019)

1. GENERAL

1.1 Purposes. Potbelly Corporation (the “Company”) has established the Potbelly Corporation 2019 Long-Term Incentive Plan (the “Plan”) to: (a) align the interests of the Company’s stockholders and the recipients of Awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (b) advance the interests of the Company by attracting and retaining qualified employees, Outside Directors and other persons providing services to the Company and/or to its Related Companies, and (c) motivate Participants to act in the long-term best interests of the Company’s stockholders.

1.2 Definitions. For purposes of the Plan, the following definitions shall apply:

(a)	“Agreement” shall have the meaning set forth in subsection 6.8 of the Plan.

(b)	“Approval Date” means the date on which this Plan is approved by the Company’s stockholders.

(c)	“Award” shall mean an award under Section 3 or 4 of the Plan.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)

“Cause” shall have the meaning set forth in an employment agreement between the Company or a Related Company and the Participant or, if no such agreement exists, “Cause” shall mean (i) the willful failure to substantially perform the duties assigned by the Company or a Related Company (other than a failure resulting from the Participant’s Disability), (ii) the willful engaging in conduct which is injurious to the Company or any of its Related Companies or the Company’s stockholders, monetarily or otherwise, including conduct that, in the reasonable judgment of the Board, no longer conforms to the standard of the Company’s executives or employees, (iii) any act of dishonesty, commission of a felony, or a violation of any statutory or common law duty of loyalty to the Company or any of its Related Companies.

(f)	“Change in Control” means the first to occur of any of the following:

(i)

the consummation of a transaction, approved by the stockholders of the Company, to merge the Company with or into or consolidate the Company with another entity or sell or otherwise dispose of all or substantially all of its assets, or the stockholders of the Company adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Company, the surviving corporation or corporation directly or indirectly controlling the Company or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Company immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership; or

(ii)

the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of the Company is acquired, other than from the Company, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar equity plan of the Company); or

(iii)

at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)	“Committee” shall have the meaning set forth in subsection 5.1 of the Plan.

(i)	“Common Stock” shall mean a share of common stock, $.01 par value, of the Company.

(j)	“Company” shall have the meaning set forth in subsection 1.1 of the Plan.

APPENDIX A

(k)

“Disability” shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. Whether an individual has a “Disability” shall be determined in a manner that is consistent with section 22(e)(3) of the Code.

(l)	“Effective Date” shall have the meaning set forth in subsection 6.1 of the Plan.

(m)

“Eligible Persons” shall mean any officer, director, employee, consultant, independent contractor or agent of the Company or any Related Company and persons who are expected to become an officer, director, employee, consultant, independent contractor or officer of the Company or any Related Company (but effective no earlier than the date on which such person begins to provide services to the Company or any Related Company), including, in each case, directors who are not employees of the Company or a Related Company.

(n)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)	“Exercise Price” shall have the meaning set forth in subsection 3.2 of the Plan.

(p)	“Expiration Date” shall have the meaning set forth in subsection 3.9 of the Plan.

(q)	“Fair Market Value” of a share of Common Stock shall mean, as of any date, the value determined in accordance with the following rules:

(i)

If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on the principal exchange on which the Common Stock is then listed or admitted to trading on the last trading day preceding the date on which Fair Market Value is to be determined or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)

If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

(iii)	If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

For purposes of determining the Fair Market Value of Common Stock that is sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Common Stock is sold.

(r)	“Full Value Award” shall have the meaning set forth in Section 4 of the Plan.

(s)	“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422 of the Code.

(t)	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(u)	“Option” means an Award under the Plan that entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee at the time the Option is granted.

(v)	“Outside Director” means a director of the Company who is not an officer or employee of the Company or any Related Company.

(w)	“Participant” shall have the meaning set forth in subsection 1.3 of the Plan.

(x)	“Plan” shall have the meaning set forth in subsection 1.1 of the Plan.

(y)	“Prior Plan” shall mean the Potbelly Corporation 2013 Long-Term Incentive Plan.

(z)	“Recycled Shares” shall have the meaning set forth in paragraph 2.1(b)(ii) of the Plan.

(aa)

“Related Company” shall mean any corporation, partnership, joint venture or other entity during any period in which (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(bb)

“SAR” means the grant of an Award under the Plan that entitles the Participant to receive, in cash or shares of Common Stock (as determined in accordance with the terms of the Plan) value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an Exercise Price established by the Committee at the time of grant.

APPENDIX A

(cc)	“Subsidiary” shall mean a corporation that is a subsidiary of the Company within the meaning of section 424(f) of the Code.

(dd)

“Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Related Company or with which the Company or any Related Company combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under subsection 3.7.

(ee)

“Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as an Outside Director terminates for any reason.

1.3 Participation. For purposes of the Plan, a “Participant” is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or any of the Related Companies. No Eligible Person or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Persons, or holders or beneficiaries of Awards, or of multiple Awards granted to an Eligible Person. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Eligible Person (whether or not such Eligible Persons are similarly situated).

2. SHARES RESERVED AND LIMITATIONS

2.1 Shares Available and Other Amounts Subject to the Plan. The shares of Common Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)

Shares of Common Stock with respect to which Awards may be made under the Plan shall be currently authorized but unissued shares of Common Stock or currently held or subsequently acquired by the Company as treasury shares (or a combination thereof), including shares purchased in the open market or in private transactions.

(b)

Subject to the provisions of subsection 2.2, the number of shares of Common Stock that may be issued with respect to Awards under the Plan shall be equal to the sum of (1) 1,200,000 plus (2) the number of shares of Common Stock available for issuance under the Prior Plan as of the Approval Date (and immediately prior to approval). Notwithstanding the foregoing:

(i)

Shares of Common Stock covered by an Award shall only be counted as used to the extent that they are actually used. A share of Common Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by one provided, however, that shares issued in connection with Full Value Awards granted under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by a ratio of two to one.

(ii)

Any shares of Common Stock (A) that are subject to Awards granted under the Plan or (B) that are subject to awards granted under the Prior Plan that are outstanding on the Approval Date (and immediately prior to approval), in any case that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash, shall thereafter again be available for issuance under the Plan (the shares described in subparagraphs (A) and (B), collectively, “Recycled Shares”). Recycled Shares shall be added back to the number of shares of Common Stock reserved for issuance under the Plan on a one for one basis; provided, however, that (A) Recycled Shares attributable to any Full Value Award granted under the Plan shall be added back on a ratio of two to one and (B) Recycled Shares attributable to any Full Value Awards granted under the Prior Plan shall be added back on the same basis that such award reduced the number of total shares available under the Prior Plan at the time such award was granted under the Prior Plan.

(c)

Notwithstanding any other provision of the Plan, following shares of Common Stock may not again be made available for issuance under the Plan pursuant to this subsection 2.1: (i) shares of Common Stock not issued or delivered as a result

APPENDIX A

of the net settlement of an outstanding Award; (ii) shares delivered to or withheld by the Company to pay the Exercise Price of an Option or SAR or to pay the withholding taxes with respect to an Award; or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Exercise Price of an Option.

(d)

Except as expressly provided by the terms of this Plan, the issue by the Company of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Awards then outstanding hereunder.

(e)	To the extent provided by the Committee, any Award may be settled in cash rather than in Common Stock.

(f)

Substitute Awards shall not reduce the number of shares of Common Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to subsections 2.1(h) and 2.1(i).

(g)

Subject to the terms and conditions of the Plan, the maximum number of shares of Common Stock that may be delivered to or on behalf of Participants under the Plan with respect to Incentive Stock Options shall be 1,200,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.

(h)

The maximum number of shares of Common Stock that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 3 (relating to Options and SARs) shall be 400,000 shares. For purposes of this subsection 2.1(h), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this subsection 2.1(h).

(i)

For Full Value Awards, no more than 400,000 shares of Common Stock may be delivered pursuant to such Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this subsection 2.1(i) shall be subject to the following:

(i)

If the Awards are denominated in Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash.

(ii)

If delivery of Common Stock or cash is deferred until after the Common Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Common Stock is earned shall be disregarded.

2.2 Adjustments to Shares of Common Stock. In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 2.1); (b) adjust the number and kind of shares subject to outstanding Awards; (c) adjust the Exercise Price of outstanding Options and SARs; and (d) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or SAR at the time of the transaction over the exercise price).

2.3 Change in Control. In the event that (a) a Participant is employed or otherwise in service on the date of a Change in Control and the Participant’s employment or service, as applicable, is terminated by the Company or the successor to the Company (or a Related Company which is his or her employer) for reasons other than Cause within 24 months following the Change in Control, or (b) the Plan is terminated by the Company or its successor following a Change in Control without provision for the assumption, continuation or substitution of outstanding Awards hereunder, all Options, SARs and related Awards which have not otherwise

APPENDIX A

expired shall become immediately exercisable and all other Awards shall become fully vested; provided, however, that all Awards with conditions and restrictions relating to the attainment of performance goals shall become vested assuming the higher of (A) achievement of all relevant performance goals at the target level of performance (pro rated based upon the length of time within the performance period that has elapsed prior to the Change in Control) or (B) actual achievement of the performance goals as of the date of the Change in Control. For purposes of this subsection 2.3, a Participant’s employment or service shall be deemed to be terminated by the Company or the successor to the Company (or a Related Company) if the Participant terminates employment or service after (i) a substantial adverse alteration in the nature of the Participant’s status or responsibilities from those in effect immediately prior to the Change in Control, or (ii) a material reduction in the Participant’s annual base salary and target bonus, if any, or, in the case of a Participant who is an Outside Director, the Participant’s annual compensation, as in effect immediately prior to the Change in Control. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 2.2, and immediately following the Change in Control the Participant becomes employed by (if the Participant was an employee immediately prior to the Change in Control) or a board member of (if the Participant was an Outside Director immediately prior to the Change in Control) the entity into which the Company merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this subsection 2.3 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.

2.4 Limits Applicable to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate value of all Awards granted under the Plan to any Outside Director for any calendar year shall not exceed (a) $300,00 in total value or (b) in the event such Outside Director is first appointed or elected to the Board in such calendar year, $400,000 in total value. For purposes of the foregoing limitation, the value of an Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting conditions.

3. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

3.1 Options and SARs. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 3 and shall determine the number of shares of Common Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan. An Option will be deemed to be a Non-Qualified Option unless it is specifically designated by the Committee as an Incentive Stock Option.

3.2 Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 3 shall be established by the Committee at the time the Option or SAR is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock).

3.3 Limits on Incentive Stock Options. If the Committee grants Incentive Stock Options, then to the extent that the aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by section 422 of the Code. Any Option that is intended to constitute an Incentive Stock Option shall satisfy any other requirements of section 422 of the Code and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a Non-Qualified Stock Option.

3.4 Term and Exercisability. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:

(a)

The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Common Stock ownership guidelines by the Participant.

(b)

No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the Expiration Date applicable thereto. In no event shall an Option or SAR expire later than the tenth anniversary of the grant date of such Option or SAR.

3.5 Payment of Exercise Price. The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:

(a)

Subject to the following provisions of this subsection 3.5, the full Exercise Price of each share of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise through the use of cash equivalents (including broker-assisted cashless exercise), payment may be made as

APPENDIX A

soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares of Common Stock so purchased shall be delivered to the person entitled thereto or shares of Common Stock so purchased or such shares of Common Stock shall otherwise be registered in the name of the Participant on the records of the Company’s transfer agent and credited to the Participant’s account.

(b)

Subject to applicable law, the Exercise Price shall be payable in cash or cash equivalents (including broker-assisted cashless exercise), by tendering, by actual delivery or by attestation (including by means of a net exercise), shares of Common Stock valued at Fair Market Value as of the day of exercise or by a combination thereof; provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

3.6 Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Common Stock ownership by the Participant, conformity with the Company’s recoupment or clawback policies as in effect from time to time, compliance with restrictive covenants, and such other factors as the Committee determines to be appropriate.

3.7 No Repricing. Except for either adjustments pursuant to subsection 2.2 of the Plan (relating to the adjustment of shares), or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any stock exchange on which the Common Stock is listed.

3.8 Tandem Common Stock Options and SARs. A Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Common Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but the exercise price for the later granted Award may not be less than the Fair Market Value of the Common Stock at the time of such grant.

3.9 Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee:

(a)	if the Participant’s Termination Date occurs by reason of death or Disability, the one-year anniversary of such Termination Date;

(b)	if the Participant’s Termination Date occurs for reasons other than death or Disability or Cause, the three-month anniversary of such Termination Date; or

(c)	if the Participant’s Termination Date occurs for Cause, the day preceding the Termination Date.

In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any stock exchange on which the Common Stock is listed).

4. FULL VALUE AWARDS

A “Full Value Award” is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). Such grants may be subject to one or more of the following, as determined by the Committee:

(a)	The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(b)	The grant may be contingent on the achievement of performance or other objectives (including completion of service) during a specified period.

APPENDIX A

(c)

The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement, conformity with the Company’s recoupment or clawback policies as in effect from time to time, compliance with restrictive covenants, and such other factors as the Committee determines to be appropriate.. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not otherwise been earned or vested.

5. COMMITTEE

5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the committee described in subsection 5.2 (the “Committee”) in accordance with this Section 5. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

5.2 Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Outside Directors, the Committee shall be the Board.

5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to (i) select Eligible Persons who will receive Awards under the Plan, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of shares of Common Stock covered by the Awards, (iv) establish the terms, conditions, performance targets, restrictions, and other provisions of Awards, (v) modify the terms of, cancel or suspend Awards, (vi) reissue or repurchase Awards, and (vii) accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d)

Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted, is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).

Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A.

5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.5 Information to be Furnished to Committee. The Company and the Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and the Related Companies as to an employee’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

APPENDIX A

5.6 Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

5.7 Special Vesting Rules. Except for (a) Awards granted under the Plan with respect to shares of Common Stock which do not exceed, in the aggregate, five percent of the total number of shares of Common Stock reserved for issuance pursuant to subsection 2.1, (b) Awards granted in lieu of other compensation, or (c) Awards that are a form of payment of earned performance awards or other incentive compensation provided that the performance period relating to such performance or incentive awards was at least one year, if a Participant’s right to become vested in an Award is conditioned on the completion of a specified period of service with the Company or any Related Company Subsidiaries being required, then the required period of service shall be at least one (1) year, except if accelerated in the event of the participant’s death or Disability, or involuntary termination.

6. MISCELLANEOUS

6.1 Effective Date and Term. This Plan shall be effective as of the date that it is approved by the Board (the “Effective Date”); provided, however, that no Awards shall be granted under the Plan prior to the Approval Date. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any shares of Common Stock awarded under it are outstanding and not fully vested; provided, however, that no new Awards will be made under the Plan on or after the tenth anniversary of the Effective Date. No awards will be made under the Prior Plan after the Approval Date; provided, however, that any awards granted under the Prior Plan prior to the Approval Date shall be subject to the terms and conditions of the Prior Plan.

6.2 Limit on Distribution. Distribution of Common Stock or other amounts under the Plan shall be subject to the following:

(a)

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)

In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)

To the extent that the Plan provides for issuance of certificates to reflect the transfer of Common Stock, the transfer of such Common Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed.

6.3 Liability for Cash Payments. Subject to the provisions of this Section 6, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

6.4 Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Common Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned Common Stock that has been held by the Participant or Common Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

6.5 Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, unless otherwise provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 6.5, unless otherwise provided by the Committee,

APPENDIX A

Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.

6.6 Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Related Company, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

6.7 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

6.8 Agreement With the Company or Related Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company or the Related Company, as applicable (the “Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

6.9 Limitation of Implied Rights.

(a)

Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)

The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Common Stock are registered in his name.

6.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

6.11 Action by the Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors or governing body or by action of one or more members of the board or governing body (including a committee of the board or governing body) who are duly authorized to act for the board or, in the case of any Related Company which is a partnership, by action of its general partner or a person or persons authorized by the general partner, or (except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed) by a duly authorized officer of the Company.

6.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.13 Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.

6.14 Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Related Company operates or has employees. The foregoing provisions of this subsection 6.14 shall not be applied to increase the share limitations of Section 2 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s stockholders.

APPENDIX A

6.15 Recoupment/Forfeiture. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, unless otherwise specified by the Committee, any Awards under the Plan and any shares of Common Stock or cash issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

7. AMENDMENT AND TERMINATION.

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 2.2 shall not be subject to the foregoing limitations of this Section 7; and further provided that the provisions of subsection 3.7 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company’s stockholders; and provided further that, no other amendment shall be made to the Plan without the approval of the Company’s stockholders if such approval is required by law or the rules of any stock exchange on which the Common Stock is listed. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A. Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

APPENDIX B

APPENDIX B – Non-GAAP Measures

The Company provides certain Non-GAAP financial measures in this Proxy Statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our Non-GAAP financial measure of adjusted EBITDA represents net income (loss) before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance. The GAAP measure most directly comparable to adjusted EBITDA is net income (loss). Management uses adjusted EBITDA to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

For the 52 Weeks Ended
December 30, 2018
Net loss attributable to Potbelly Corporation, as reported	$(8,878)
Depreciation expense	23,142
Interest expense	142
Income tax benefit	(2,195)
EBITDA	$12,211
Impairment, loss on disposal of property and equipment, and closures (1)	15,603
Stock-based compensation	2,882
CEO transition costs (2)	1,564
Proxy related costs (3)	810
Restructuring costs (4)	1,920
Adjusted EBITDA	$34,990
(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

The Company incurred certain costs related to the transition between the current and former CEO in 2017 and 2018. Transition costs were included in general and administrative expenses in the consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, salary related charges in accordance with the former CEO’s employment agreement, relocation related charges, and various other transition costs.

(3)

The Company incurred certain professional and other costs related to the shareholder proxy matter. These costs were included in general and administrative expenses in the consolidated statements of operations.

(4)	The Company incurred certain restructuring costs that were included in general and administrative expenses in the consolidated statements of operations.

B-1

POTBELLY CORPORATION 111 NORTH CANAL STREET SUITE 850 CHICAGO, IL 60606	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on May 15, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on May 15, 2019. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E72794-P20611	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

POTBELLY CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of seven director nominees to serve on the Board of Directors.		☐	☐	☐

Nominees

	01) Joe Boehm	05)	Marla Gottschalk
	02) Susan Chapman-Hughes	06)	Alan Johnson
	03) Sue Collyns	07)	Ben Rosenzweig
04) Dan Ginsberg

The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2019.							☐	☐	☐

3.	A non-binding, advisory vote on a resolution to approve the 2018 compensation of the Company’s named executive officers.							☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on the following proposal:							Every Year	Every 2 Years	Every 3 Years	Abstain

4.	A non-binding, advisory vote on the frequency of future advisory votes to approve named executive officer compensation.						☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

5.	Approval of the Potbelly Corporation 2019 Long-Term Incentive Plan.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report on Form 10-K are available at www.proxyvote.com.

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E72795-P20611

POTBELLY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

ON MAY 16, 2019 at 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned appoints Alan Johnson and Matt Revord and each of them, as proxies, each with full power of substitution and revocation and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of POTBELLY CORPORATION, that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of Potbelly Corporation, Inc. to be held at 8:00 AM local time on May 16, 2019, at the corporate offices of Potbelly Corporation, 111 N. Canal Street, 16th Floor, Chicago, Illinois 60606, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted FOR the election of each of the seven director nominees listed on the reverse side, FOR proposals 2, 3 and 5, and EVERY YEAR for proposal 4. This proxy revokes any previously executed proxy with respect to all proposals that properly come before the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)